EXHIBIT 2
                           PURCHASE AND SALE AGREEMENT

                                 BY AND BETWEEN

                        AMOCO PRODUCTION COMPANY, SELLER

                                       AND

                       HOWELL PETROLEUM CORPORATION, BUYER


                                           INDEX

Article 1.  DEFINITIONS...........................................   1

Article 2.  SALE AND PURCHASE
    2.1     Sale and Purchase.....................................   9

Article 3.  PURCHASE PRICE, DEPOSIT AND PREFERENTIAL RIGHTS
    3.1     Purchase Price........................................   9
    3.2     Deposit...............................................   9
    3.3     Preferential Rights To Purchase.......................   10

Article 4.  TITLE REVIEW
    4.1     Review of Title Records...............................   10
    4.2     Alleged Title Defects.................................   10
    4.3     Waiver ...............................................   11

Article 5.  INSPECTION OF PREMISES
    5.1     Inspection of Premises................................   11
    5.2     Alleged Adverse Conditions............................   11
    5.3     Waiver ...............................................   12

Article 6.  ACCOUNTING
    6.1     Revenues, Expenses and Capital Expenditures...........   13
    6.2     Taxes.................................................   13
    6.3     Obligations and Credits...............................   14
    6.4     Miscellaneous Accounting..............................   14
    6.5     Final Accounting Settlement...........................   14
    6.6     Post-Final Accounting Settlement......................   14

Article 7.  LOSS, CASUALTY AND CONDEMNATION
    7.1     Notice of Loss........................................   15
    7.2     Casualty and Condemnation.............................   15

Article 8.  ALLOCATION OF RESPONSIBILITIES AND INDEMNITIES
    8.1     Opportunity for Review................................   15
    8.2     Seller's Non-Environmental Indemnity Obligation.......   15
    8.3     Seller's Environmental Indemnity Obligation...........   16
    8.4     Buyer's Non-Environmental Indemnity Obligation........   17
    8.5     Buyer's Environmental Indemnity Obligation............   17
    8.6     Asbestos and NORM.....................................   18
    8.7     Buyer's Assumption of Obligations.....................   18
    8.8     Process Safety Management.............................   18
    8.9     Notice of Claims......................................   19
    8.10    Defense of Claims.....................................   19
    8.11    Waiver of Certain Damages.............................   20
    8.12    Limitation on Indemnities.............................   20

Article 9.  SPECIAL WARRANTY AND DISCLAIMERS
    9.1     Special Warranty of Title.............................   20
    9.2     Disclaimer - Representations and Warranties...........   20
    9.3     Disclaimer - Statements and Information...............   21

Article 10. SELLER'S REPRESENTATIONS AND WARRANTIES
    10.1    Organization and Good Standing........................   21
    10.2    Corporate Authority; Authorization of Agreement.......   21
    10.3    No Violations.........................................   22
    10.4    Absence of Certain Changes............................   22
    10.5    Operating Costs.......................................   23
    10.6    Litigation............................................   23
    10.7    Bankruptcy............................................   23

Article 11. BUYER'S REPRESENTATIONS AND WARRANTIES
    11.1    Organization and Good Standing........................   23
    11.2    Corporate Authority; Authorization of Agreement.......   23
    11.3    No Violations.........................................   24
    11.4    SEC Disclosure........................................   24
    11.5    Independent Evaluation................................   24
    11.6    Buyer's Reliance......................................   25

Article 12. ADDITIONAL COVENANTS AND CONSIDERATIONS
    12.1    Subsequent Operations.................................   25
    12.2    Financial Assurances..................................   25
    12.3    Transition Agreement..................................   25
    12.4    License Agreement(s)..................................   25
    12.5    Sublease Novation Agreement...........................   25
    12.6    Crude Call............................................   25
    12.7    NGL Call..............................................   27
    12.8    Rights-Of-Way and Surface Leases......................   27
    12.9    APL\Salt Creek Electrical Service ....................   28

Article 13. PERSONNEL MATTERS
    13.1    Employee Lists........................................   28
    13.2    Offer of Employment...................................   28
    13.3    Pension Plans.........................................   29
    13.4    Thrift Plan and Stock Purchase........................   29
    13.5    Other Employee Benefits...............................   30
    13.6    Accrued and Unused Vacation...........................   30
    13.7    Severance.............................................   30
    13.8    Post Transition Date Benefits.........................   31
    13.9    WARN Act..............................................   31

Article 14. HSR FILINGS
    14.1    HSR Filings...........................................   31

Article 15. CONDITIONS PRECEDENT TO CLOSING
    15.1    Conditions Precedent to Seller's Obligation to Close..   32
    15.2    Conditions Precedent to Buyer's Obligation to Close...   32
    15.3    Conditions Precedent to Obligation of Each Party to
            Close.................................................   32

Article 16. THE CLOSING
    16.1    Closing...............................................   33
    16.2    Obligations of Seller at Closing......................   33
    16.3    Obligations of Buyer at Closing.......................   35

Article 17. TERMINATION
    17.1    Grounds for Termination...............................   36
    17.2    Effect of Termination.................................   36
    17.3    Dispute over Right to Terminate.......................   36
    17.4    Return of Documents...................................   37
    17.5    Confidentiality.......................................   37

Article 18. ARBITRATION
    18.1    Arbitration...........................................   37

Article 19. MISCELLANEOUS
    19.1    Notices...............................................   38
    19.2    Conveyance Costs......................................   39
    19.3    Brokers' Fees.........................................   39
    19.4    Records...............................................   39
    19.5    Further Assurances....................................   40
    19.6    Survival of Representations and Warranties............   40
    19.7    Amendments and Severability...........................   40
    19.8    Successors and Assigns................................   40
    19.9    Headings..............................................   41
    19.10   Governing Law.........................................   41
    19.11   No Partnership Created................................   41
    19.12   Public Announcements..................................   41
    19.13   No Third Party Beneficiaries..........................   41
    19.14   Waiver of Consumer Rights.............................   41
    19.15   Not to be Construed Against Drafter...................   41
    19.16   Tax Deferred Exchange Election........................   42
    19.17   Conspicuousness of Provisions.........................   42
    19.18   Execution in Counterparts.............................   42
    19.19   Entire Agreement......................................   42

                                   EXHIBITS

EXHIBIT "A" -  WORKING INTERESTS AND NET REVENUE INTERESTS
EXHIBIT "B" -  PREFERENTIAL PURCHASE  AND DEFECT ALLOCATION
EXHIBIT "C" -  MATERIAL CONTRACTS
EXHIBIT "D" -  GAS IMBALANCES
EXHIBIT "E" -  PARTNERSHIPS
EXHIBIT "F" -  EXCLUDED PROPERTIES - AFFILIATES
EXHIBIT "F-1" -EXCLUDED PROPERTIES - OTHER
EXHIBIT "G" -  CLAIMS, DISPUTES AND LITIGATION
EXHIBIT "H" -  ASSIGNMENT AND BILL OF SALE
EXHIBIT "I" -  SURFACE DEED
EXHIBIT "J" -  MINERAL DEED
EXHIBIT "K" -  CERTIFICATE
EXHIBIT "L" -  LETTERS-IN-LIEU
EXHIBIT "M" -  OPINION OF COUNSEL
EXHIBIT "N" -  NON-FOREIGN AFFIDAVIT
EXHIBIT "O" -  TRANSITION AGREEMENT
EXHIBIT "P" -  LICENSE AGREEMENT
EXHIBIT "Q" -  SUBLEASE NOVATION AGREEMENT
EXHIBIT "R" -  GUARANTEE AGREEMENT
EXHIBIT "S" -  CRUDE CALL TERMS

                         PURCHASE AND SALE AGREEMENT


     THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is dated the 20th day of November, 1997, by and between AMOCO PRODUCTION COMPANY, a Delaware corporation, with an office at 501 WestLake Park Boulevard, Houston, Texas 77079 (hereinafter referred to as "Seller") and Howell Petroleum Corporation, a Delaware corporation, with an office at 1111 Fannin, Suite 1500, Houston, Texas 77002-6923 (hereinafter referred to as "Buyer"), and is based on the following premises:

     WHEREAS, Seller desires to sell, assign and convey to Buyer and Buyer desires to purchase and accept certain oil and gas properties and related interests; and

     WHEREAS, the parties have reached agreement regarding such sale and purchase.

     NOW, THEREFORE, for valuable consideration and the mutual covenants and agreements herein contained, Seller and Buyer agree as follows:

                            ARTICLE 1. DEFINITIONS

1. Definitions: In this Agreement, capitalized terms have the meanings provided in this Article, unless expressly provided otherwise in other
Articles. All defined terms include both the singular and the plural. All references to Articles refer to Articles in this Agreement, and all references to Exhibits refer to Exhibits attached to and made a part of this Agreement.

     1.1   "Accounting Referee"  has the meaning set forth in Article 6.5.

     1.2 "Affiliate" means any entity that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the entity specified. Control means ownership of fifty percent (50%) or greater of the voting stock of such entity.

     1.3   "Alleged  Adverse  Condition"  means an  environmental  or  physical condition asserted by Buyer in accordance with Article 5.2 that, as of Closing (as hereinafter defined), is not in compliance with the then existing Laws (as hereinafter defined), and the costs associated with remediating such individual Alleged Adverse Condition exceeds Seventy-Five Thousand and No/100 United States Dollars (US $75,000) net to Seller's interests. Notwithstanding anything contained in this Agreement to the contrary, Buyer shall not be entitled to raise an Alleged Adverse Condition unless the aggregate cost associated with remediating all such Alleged Adverse Condition(s) exceeds three percent (3%) of the unadjusted Purchase Price (as hereinafter defined) (it being acknowledged and agreed that Buyer shall be solely responsible for any and all Alleged Adverse Condition(s) up to three (3%) percent of the unadjusted Purchase Price).

     1.4 "Alleged Title Defect" means a Title Defect (as hereinafter defined) which is asserted by Buyer in accordance with Article 4.2, and the costs associated with curing such individual Alleged Title Defect exceeds Seventy-Five Thousand and No/100 United States Dollars (US $75,000) net to Seller's interests. Notwithstanding anything contained in this Agreement to the contrary, Buyer shall not be entitled to raise an Alleged Title Defect unless the aggregate cost associated with curing all such Alleged Title Defect(s) exceeds three percent (3%) of the unadjusted Purchase Price (it being acknowledged and agreed that Buyer shall be solely responsible for any and all Alleged Title Defect(s) up to three (3%) percent of the unadjusted Purchase Price).

     1.5   "Amoco Retirement Plan" has the meaning set forth in Article 13.3.

     1.6   "Amoco Savings Plan"  has the meaning set forth in Article 13.8.

     1.7   "Amoco Severance Plan" has the meaning set forth in Article 13.7.

     1.8   "Arbitrable Dispute" has the meaning set forth in Article 18.1.

     1.9 "Assignment and Bill of Sale" means a document in the form of Exhibit "H".

     1.10 "Business Day" means a Day (as hereinafter defined) excluding Saturdays, Sundays and U.S. legal holidays.

     1.11 "Buyer Thrift and Stock Purchase Plans" has the meaning set forth in Article 13.4.

     1.12  "Buyer Group" has the meaning set forth in Article 8.2.

     1.13  "Buyer SEP Plan" has the meaning set forth in Article 13.3.

     1.14 "Casualty Loss" means any loss, damage or reduction in value of the Properties which occurs prior to Closing resulting from mechanical failure or defects, catastrophic occurrences, acts of God or any other losses which are not the result of normal wear and tear or of natural reservoir changes.

     1.15  "Certificate" means a document in the form of Exhibit "K".

     1.16 "Claim" means any and all claims, demands, suits, causes of action, losses, damages, liabilities, fines, penalties and costs (including attorneys' fees and costs of litigation) which have (or are alleged to have) occurred and are alleged by or owed to a Third Party (as hereinafter defined).

     1.17  "Claimant" has the meaning set forth in Article 18.1.

     1.18  "Claim Notice" has the meaning set forth in Article 8.9.

     1.19  "Close" or  "Closing"  means the  consummation  of the  transfer  of
title  to  the  Properties  (as  hereinafter   defined)  to  Buyer,   including
execution and delivery of all documents provided for in this Agreement.

     1.20  "Closing Date" means December 15, 1997.

     1.21 "Computed Interest" means simple interest of ten percent (10%) per annum using a three hundred sixty-five (365) Day year.

     1.22  "Confidentiality  Agreement"  has the  meaning  set forth in Article
17.5.

     1.23 "Day" means a calendar day consisting of twenty-four (24) hours from midnight to midnight.

     1.24  "Defensible  Title" means, as to the Properties,  such title held by
Seller  as  of  Closing  that,  except  for  the  Permitted   Encumbrances  (as
hereinafter defined):

           1.24.1 Entitles Seller as of Closing to receive not less than the "Net Revenue Interests" set forth in Exhibit "A" of all oil, gas and associated liquid and gaseous hydrocarbons and non-hydrocarbons produced, saved and marketed from the Properties; and

           1.24.2 Obligates Seller as of Closing to bear costs and expenses relating to the ownership, operation, maintenance and repair of the Properties in an amount not greater than the "Working Interests" set forth in Exhibit "A", unless there is a corresponding increase in the Net Revenue Interests.

     1.25  "Deposit" has the meaning set forth in Article 3.2.

     1.26  "Directly  Engaged  Employees"  has the meaning set forth in Article
13.1.

     1.27 "Effective Time" means December 1, 1997, at 7:00 a.m., local time where the Properties are located.

     1.28 "Environmental Claims" means all Claims which are based on breach of Environmental Laws (as hereinafter defined).

     1.29 "Environmental Laws" means any and all Laws that relate to: (a) the prevention of pollution or environmental damage, (b) the remediation of pollution or environmental damage, and/or (c) the protection of the environment generally; including without limitation, the Clean Air Act, as amended, the Clean Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Federal Water Pollution Control Act, as amended, the Resource Conservation and
Recovery Act of 1976, as amended, the Safe Drinking Water Act, as amended, the Toxic Substance and Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous and the Solid Waste Amendments Act of 1984, as amended, and the Oil Pollution Act of 1990, as amended.

     1.30  "Final  Accounting  Settlement" has the meaning set forth in Article
6.5.

     1.31  "Final Settlement Date" has the meaning set forth in Article 6.5.

     1.32 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     1.33 "Laws" means laws, statutes, ordinances, permits, decrees, orders, judgments, rules or regulations (including without limitation Environmental
Laws) which are promulgated, issued or enacted by a governmental entity or tribal authority having appropriate jurisdiction.

     1.34  "Letters-in-Lieu" means a document in the form of Exhibit "L".

     1.35  "License  Agreement  - SAMS" means a document in the form of Exhibit
"P",  and  "License  Agreement  - Seismic"  means the  document  referred to in
Article 12.4.

     1.36  "Mineral Deed" means a document in the form of Exhibit "J".

     1.37 "Non-Environmental Claims" means all Claims, except Environmental Claims.

     1.38  "Non-Foreign Affidavit" means a document in the form of Exhibit "N".

     1.39  "NORM" means naturally occurring radioactive materials.

     1.40  "Opinion of Counsel" means a document in the form of Exhibit "M".

     1.41  "Permitted Encumbrances"  means:

           1.41.1 Royalties, overriding royalties, production payments, reversionary interests, convertible interests, net profits interests, division orders and similar burdens encumbering the Properties to the extent the net cumulative effect of such burdens do not, as of Closing, operate to reduce the Net Revenue Interests of the Properties to less than the Net Revenue Interests set forth in Exhibit "A";

           1.41.2 Consents to assignment and similar contractual provisions encumbering the Properties to which, prior to Closing, waivers or consents are obtained from the appropriate parties;

           1.41.3 Preferential rights to purchase encumbering any one (1) or more of the Properties to which, prior to Closing: (a) waivers are obtained from the appropriate parties, or (b) the time period for exercising said right has elapsed.

           1.41.4 All rights to consent by, required notices to, filings with or other actions by a governmental entity or tribal authority in connection with the sale or conveyance of the Properties, if the same are customarily obtained subsequent to the transfer of title;

           1.41.5 Rights reserved to or vested in a governmental entity or tribal authority having appropriate jurisdiction to control or regulate the Properties in any manner whatsoever, and all Laws of any such governmental entity or tribal authority;

           1.41.6 Easements, rights-of-way, servitudes, surface leases, sub-surface leases, grazing rights, logging rights, canals, ditches, reservoirs, pipelines, utility lines, telephone lines, power lines, railways, streets, roads, highways and structures on, over and through the Properties, to the extent such rights, interests or structures do not materially interfere with the operation of the Properties;

           1.41.7 The terms and conditions of all leases, units, agreements, contracts, instruments, licenses and permits associated with, attributable to or encumbering the Properties which have been filed with the appropriate governmental entity or tribal authority, placed of record in the appropriate County records or otherwise disclosed by Seller to Buyer;

           1.41.8 Liens for taxes or assessments not yet due or not yet delinquent or, if delinquent, that are being contested by Seller in good faith in the normal course of business;

           1.41.9 Liens of operators relating to obligations not yet due or not yet delinquent or, if delinquent, that are being contested by Seller in good faith in the normal course of business;

           1.41.10 Alleged Title Defect(s) which do not meet the individual or aggregate threshold amounts set forth in Article 1.4 or which Buyer has waived under Article 4.3;

           1.41.11 Alleged  Adverse   Condition(s)   which   do  not  meet  the
      individual or aggregate threshold amounts set forth in Article 1.3 or which Buyer has waived under Article 5.3;

           1.41.12 Gas imbalances associated with the Properties;

           1.41.13 Suspense funds associated with the Properties; and

           1.41.14 Such defects or irregularities in the title to the Properties that do not materially interfere with the operation, value or use of the Properties affected thereby and that would be considered not material when applying general industry standards.

     1.42 "Personnel" has the meaning set forth in Article 13.1.

     1.43  "Process  Safety  Management"  has the  meaning set forth in Article
8.8.

     1.44 "Property" or "Properties" means Seller's ownership interests in the properties (real, personal or mixed) and appurtenant rights (contractual or otherwise) as follows:

           1.44.1 All of Seller's right, title and interests in, to and under, or derived from, the oil and gas leasehold interests, royalty interests, overriding royalty interests, mineral interests, production payments, net profits interests, surface interests and water rights which are attributable to the interests described in Exhibit "A";

           1.44.2 All of Seller's right, title and interests in, to and under, or derived from, all of the presently existing and valid unitization, communization and pooling declarations, orders, and agreements (including all units formed by voluntary agreement and those formed under the rules, regulations, orders or other official acts of any governmental entity or tribal authority having appropriate jurisdiction) to the extent they relate to any of the interests which are described in Exhibit "A", or the production of oil, gas or other hydrocarbon and non-hydrocarbon substances attributable thereto;

           1.44.3 All of Seller's right, title and interests in, to and under, or derived from, all of the presently existing and valid oil sales contracts, casinghead gas sales contracts, gas sales contracts, processing contracts, gathering contracts, transportation contracts, easements, rights-of-way, servitudes, surface leases, subsurface leases, permits, licenses, farm-out contracts, farm-in contracts, balancing contracts (including but not limited to the gas imbalances described in Exhibit "D"), suspense funds, operating agreements, areas of mutual interest, and other contracts, agreements and instruments (including but not limited to the material contracts described in Exhibit "C") to the extent they relate to any of the interests which are described in Exhibit "A", or the production of oil, gas or other hydrocarbon and non-hydrocarbon substances attributable thereto;

           1.44.4 All of Seller's right, title and interests in, to and under, or derived from, the personal property, improvements, fixtures, wells (whether producing, plugged and abandoned, shut-in, injection, disposal or water supply), tanks, boilers, buildings, machinery, vehicles, equipment, pipelines, utility lines, power lines, telephone lines, roads and other appurtenances, to the extent the same are situated upon and used or held for use by Seller solely in connection with the ownership, operation, maintenance or repair of the interests which are described in Exhibit "A", or the production of oil, gas or other hydrocarbon and non-hydrocarbon substances attributable thereto;

           1.44.5 All of Seller's right, title and interests in, to and under, or derived from, the seismic, geologic or geophysical information and data (including seismic data associated with the Grass Creek and Pitchfork properties) to the extent the same relates to any of the interests which are described in Exhibit "A", or the production of oil, gas or hydrocarbon and non-hydrocarbon substances attributable thereto; and

           1.44.6 All of Seller's right, title and interests in, to and under, or derived from, the partnerships (tax or otherwise) described in Exhibit "E".

      SELLER EXCEPTS, RESERVES AND RETAINS, unto itself, its Affiliates, successors and assigns from the Properties the following properties (real, personal or mixed) and appurtenant rights (contractual or otherwise):

     (a) Any and all seismic, geologic or geophysical information and data that are: (i) prepared internally by Seller and interpretive in nature, (ii) covered an obligation of non-disclosure (provided however, Seller shall use reasonable efforts to obtain authority to disclose said information and data), (iii) covered by an obligation of confidentiality (provided however, Seller shall use reasonable efforts to obtain authority to disclose said information and data), (iv) covered by a prohibition against transfer (provided however, Seller shall use reasonable efforts to obtain authority to transfer said information and data), (v) covers (in whole or in part)
retained assets of Seller (provided however, Seller shall allow Buyer reasonable access to said information and data in a form redacting the information and data covering the retained assets);

     (b) Any and all pipelines, equipment, facilities, permits, contracts, agreements, easements, rights-of-way, surface leases and subsurface leases owned by an Affiliate of Seller, including without limitation, the properties (real, personal and mixed) and appurtenant rights (contractual or otherwise) described in Exhibit "F",

     (c) Any and all records which consist of previous offers and economic analyses associated with the purchase, sale or exchange of the Properties, reserve data, confidential internal communications, personnel information, tax information, information covered by a non-disclosure obligation and information covered by a legal privilege;

     (d) The properties (real, personal and mixed) and appurtenant rights (contractual or otherwise) described in Exhibit "F-1";

     (e) A concurrent interest in, to and under, or derived from, the contracts, agreements, instruments, permits, easements, rights-of-way, servitudes, surface leases, subsurface leases and any other rights (contractual or otherwise) to the extent that they relate to or affect the interests not conveyed herein; and

     (f) Any and all RTU's, except Buyer shall be entitled to fifty (50) RTU's of its choice at the Salt Creek Unit.

     1.45 "Purchase Price" has the meaning set forth in Article 3.1.

     1.46 "Records" means all of Seller's books, records and files related to the Properties; provided however, the term Records shall not include (and Seller shall have no obligation to deliver to Buyer) previous offers and economic analyses associated with the purchase, sale or exchange of the Properties, reserve data, confidential internal communications, personnel information, tax information, information covered by a non-disclosure obligation and information covered by a legal privilege.

     1.47 "Respondent" has the meaning set forth in Article 18.1.

     1.48 "Seller Group"  has the meaning set forth in Article 8.2.

     1.49 "Sublease Novation Agreement" means a document in the form of Exhibit "Q".

     1.50 "Surface Deed"  means a document in the form of Exhibit "I".

     1.51 "Third   Party"   means  any  person  or  entity,   governmental   or
otherwise, other than Seller and Buyer.

     1.52 "Title Defect" means any lien, encumbrance, encroachment or defect associated with Seller's title to the Properties (excluding Permitted Encumbrances) that would cause Seller, as of Closing, not to have Defensible Title.

     1.53 "Transition Agreement" means a document in the form of Exhibit "O".

     1.54 "Transition Date" shall have the meaning set forth in Article 13.1.

     1.55 "WARN Obligations" has the meaning set forth in Article 13.9.

                         ARTICLE 2. SALE AND PURCHASE

     2.1 Sale and Purchase. On the Closing Date, effective as of the Effective Time and upon the terms and conditions herein set forth, Seller agrees to sell and assign the Properties to Buyer and Buyer agrees to buy and accept the Properties.

          ARTICLE 3. PURCHASE PRICE, DEPOSIT AND PREFERENTIAL RIGHTS

     3.1 Purchase Price. The total purchase price, subject to adjustments as set forth in this Agreement, paid to Seller by Buyer for the Properties shall be Three Hundred Two Million Four Hundred Eighty-Five Thousand and No/100 United States Dollars (US $302,485,000) ("Purchase Price"), payable in full at Closing in immediately available funds. If Closing does not occur on or before the later of: (a) December 15, 1997, or (b) three (3) Days after the time period for exercising all preferential rights to purchase encumbering the Properties have elapsed; the Purchase Price shall be increased by the Computed Interest from the Effective Time through Closing.

     3.2 Deposit. Upon the execution of this Agreement, Buyer shall pay to Seller a deposit in the amount of Twenty Million and No/100 United States Dollars ($20,000,000) ("Deposit"). In the event of Closing, the Purchase Price shall be credited by the amount of the Deposit (plus Computed Interest on the Deposit from the date of receipt by Seller until Closing). If Closing does not occur, the Deposit (plus Computed Interest on the Deposit from the date of receipt by Seller until termination) will be refunded to Buyer, unless Closing failed to occur as a result of Buyer's breach of this
Agreement   (including  without  limitation  Buyer's  failure  to  comply  with
Article 14.1) in which case Seller shall retain the Deposit plus all interest thereon as liquidated damages and not as a penalty.

      3.3 Preferential Rights To Purchase. Buyer's good faith allocation of the Purchase Price as set forth in Exhibit "B" shall be used by Seller to provide any required preferential purchase right notifications. If, prior to Closing, a holder of a preferential purchase right notifies Seller that it intends to exercise its rights with respect to a Property to which its preferential purchase right applies (as determined in accordance with the agreement in which the preferential purchase right arises), the Property covered by said preferential purchase right shall be excluded from the Properties to be conveyed to Buyer, and the Purchase Price shall be reduced by the value allocated to said Property in Exhibit "B". Buyer acknowledges and agrees that Seller shall determine (in is sole judgment) the extent of the preferential purchase rights encumbering the Properties, and said determination shall be used by Seller to provide the preferential purchase right notifications. If the holder of the preferential purchase right fails to consummate the purchase of the Property subject to the preferential purchase right, Seller shall promptly notify Buyer. Within ten (10) Business Days after Buyer's receipt of such notice or Closing, whichever is later, Seller shall sell to Buyer, and Buyer shall purchase from Seller, such Property under the terms of this Agreement for a price equal to the value allocated to such Property in Exhibit "B". Notwithstanding the foregoing, Buyer shall have no obligation under this Agreement or otherwise to purchase the Property if Buyer is not notified of the preferential purchase right holder's failure to consummate the purchase of the Property within ninety
(90) Days following Closing.

                            ARTICLE 4. TITLE REVIEW

     4.1 Review of Title Records. Upon execution of this Agreement (and prior to Closing), Seller shall make available to Buyer during reasonable business hours Records in Seller's possession relating to the title to the Properties. Buyer shall be entitled to review said title Records. Buyer shall have the right to reasonably request copies of any and all such title Records and upon such request, Seller shall provide the requested copies to Buyer at Buyer's expense.

     4.2 Alleged Title Defects. As soon as reasonably practicable (and on an ongoing basis), but in no event later than ninety (90) Days after Closing, Buyer shall notify Seller of any Properties which are subject to Alleged Title Defect(s). Buyer's notice asserting Alleged Title Defect(s) shall include a description and full explanation (including any and all supporting documentation associated therewith) of each Alleged Title Defect being claimed and a value which Buyer in good faith attributes to curing the same. Seller, during said ninety (90) Day period, shall have the right to notify Buyer of any increases in Net Revenue Interest or decreases in Working Interest in the Properties and request a corresponding adjustment. Seller shall not be entitled to an adjustment associated with any increases in Net Revenue Interest or decreases in Working Interest unless the amount associated with each such individual interest adjustment exceeds Seventy-Five Thousand and No/100 United States Dollars (US $75,000) net to Seller's interests and the amount associated with all such interest adjustments exceeds three percent (3%) of the unadjusted Purchase Price. Buyer and Seller shall meet from time to time as necessary in an attempt to mutually agree on a proposed resolution with respect to the Alleged Title Defect(s) raised by Buyer and increases in Net Revenue Interest or decreases in Working Interest raised by Seller. The value allocated to each Property as set forth on Exhibit "B" and the costs to cure such title defects shall be used by the parties to determine the amount of any adjustment, if any, due to the existence of an Alleged Title Defect. It is recognized that good faith differences of opinion may exist between Buyer and Seller in connection with the Alleged Title Defect(s) raised by Buyer and adjustments to the Net Revenue Interests or Working Interests raised by Seller, including without limitation, disputes as to: (a) whether or not the alleged defect constitutes an Alleged Title Defect within the meaning of this Agreement, (b) whether or not the magnitude of the alleged defect individually or in the aggregate exceeds the threshold amounts set forth in Article 1.4, (c) whether or not the Alleged Title Defect raised by Buyer was properly and timely asserted by Buyer pursuant to this Article, and/or (d) the appropriate upward or downward adjustment, if any, on account of a change in the Net Revenue Interest or Working Interests from those set forth in Exhibit "A". If any such differences of opinion are not resolved by mutual agreement of Buyer and Seller, either party shall have the right, exercisable within one hundred eighty (180) Days after Closing, to initiate binding arbitration in accordance with Article 18.1, using arbitrators who are attorney(s) licensed in the state where the Property at issue is located and who have at least ten
(10) years oil and gas title experience.

     4.3 Waiver. Except for claims Buyer asserts under Seller's special warranty of title contained Article 9.1, all title objections (including without limitation Alleged Title Defect(s)) not raised or referred to binding arbitration, as applicable, by Buyer within the time period provided in
Article 4.2 shall be waived by Buyer for all purposes, and Buyer shall have no right to seek an adjustment to the Purchase Price, make a claim (in accordance with Article 18.1 or otherwise) against Seller associated with the same, and Buyer (on behalf of itself, its officers, agents, employees, Affiliates, successors and assigns) irrevocably waives such claims.

                       ARTICLE 5. INSPECTION OF PREMISES

     5.1 Inspection of Premises. Prior to Closing, Buyer shall have access during reasonable business hours to the Seller-operated Properties, and Seller shall use reasonable efforts to obtain permission for Buyer to gain access to the Third Party-operated Properties, for the purpose of inspecting the environmental and physical condition of the same. Such inspection shall be conducted in accordance with the terms of the Confidentiality Agreement.

     5.2 Alleged Adverse Conditions. As soon as reasonably practical (and on an ongoing basis), but in no event later than two hundred and seventy (270) Days after Closing, Buyer shall notify Seller of any Properties which are subject to Alleged Adverse Condition(s). Buyer's notice of Alleged Adverse Condition(s) shall include a complete description of each individual condition to which Buyer takes exception (including any and all supporting documentation associated therewith) and the costs which Buyer in good faith attributes to remediating the same. In evaluating the existence or magnitude of an Alleged Adverse Condition, due consideration shall be given to the length of time the Alleged Adverse Condition has been in existence and whether such fact, circumstance or condition is of the type expected to be encountered in the area involved, and whether the Alleged Adverse Condition is customarily acceptable to reasonable persons engaged in the business of ownership and operation of oil and gas properties. Buyer and Seller shall meet from time to time as necessary in an attempt to mutually agree on a proposed resolution with respect to the Alleged Adverse Condition(s) raised by Buyer. The value allocated to each Property as set forth on Exhibit "B" and the costs to cure such adverse condition shall be used by the parties to determine the amount of any adjustment, if any, due to the existence of an Alleged Adverse Condition. It is recognized that good faith differences of opinion may exist between Buyer and Seller in connection with the Alleged Adverse Condition(s) raised by Buyer, including without limitation, disputes as to: (a) whether or not the alleged defect constitutes an Alleged Adverse Condition within the meaning of this Agreement, (b) whether or not the magnitude of the alleged defect individually or in the aggregate exceeds the threshold amounts set forth in Article 1.3, (c) whether or not the Alleged Adverse Condition raised by Buyer was properly and timely asserted by Buyer pursuant to this Article, and/or (d) the adjustment, if any, on account of the Alleged Adverse Condition. If any such difference of opinion regarding an Alleged Adverse Condition raised by Buyer is not resolved by mutual agreement of Buyer and Seller, either party shall have the right, exercisable within three hundred sixty five (365) Days after Closing, to initiate binding arbitration in accordance with Article 18.1. Notwithstanding anything contained in this Agreement to the contrary (including Article 18.1), if Seller disagrees with the decision of the arbitration panel, Seller shall have the right (but not the obligation) to: (i) remediate, at Seller's sole cost, the Property at issue to a point where it is in compliance with the Laws, or (ii) require the reassignment of the Property at issue from Buyer to Seller. If Seller elects to require the reassignment of the Property at issue, Buyer and Seller will take all necessary action (including without limitation, execution of documentation and conducting an accounting) required to place the parties back into a position with respect to the Property at issue just prior to Closing.

     5.3 Waiver. All adverse conditions (including without limitation Alleged Adverse Condition(s)) not raised or referred to binding arbitration, as applicable, by Buyer within the time period provided in Article 5.2 shall be waived by Buyer for all purposes, and Buyer shall have no right to seek an adjustment to the Purchase Price, make a claim (in accordance with Article
18.1 or otherwise) against Seller associated with the same, and Buyer (on behalf of itself, its officers, agents, employees, Affiliates, successors and assigns) irrevocably waives such claims.

                             ARTICLE 6. ACCOUNTING

     6.1 Revenues, Expenses and Capital Expenditures. All merchantable oil, liquid hydrocarbon and non-hydrocarbon substances stored in tanks and vessels on the Properties (including any and all line fill owned by Seller or its Affiliates downstream of the custody transfer point) will be gauged to the bottom of the flange by Seller or the operator of the Properties, as applicable, as of the Effective Time, and Seller shall be entitled to the proceeds associated with such oil, liquid hydrocarbon and non-hydrocarbon substances so gauged when sold. Oil, liquid hydrocarbon and non-hydrocarbon substances in treating equipment and separation equipment below pipeline connections as of the Effective Time shall not be considered to be merchantable and shall become the property of Buyer. Seller shall be entitled to all operating revenues and related accounts receivable arising in the ordinary course of business attributable to the Properties and shall be responsible for all operating expenses and related accounts payable (except as provided below) arising in the ordinary course of business attributable to the Properties, in each case to the extent they relate to the period of time prior to the Effective Time. Buyer shall be entitled to all operating revenues and related accounts receivable arising in the ordinary course of business attributable to the Properties and responsible for the payment of all operating expenses and related accounts payable arising in the ordinary course of business attributable to the Properties, in each case to the extent they relate to the period of time after the Effective Time. Notwithstanding anything contained in this Agreement to the contrary, Seller shall transfer to Buyer and Buyer shall assume and be solely responsible for: (a) any and all suspense funds associated with the Properties, and (b) any and all gas imbalances associated with the Properties. The actual amounts or values associated with the above shall be accounted for in the Final Accounting Settlement.

     6.2 Taxes. All taxes and assessments, including without limitation, excise taxes, ad valorem taxes and any other federal, state, local or tribal taxes or assessments attributable to the ownership or operation of the Properties prior to the Effective Time shall remain Seller's responsibility (no matter when due or payable), and all deductions, credits or refunds pertaining to the aforementioned taxes and assessments, no matter when received, shall belong to Seller. All taxes and assessments, including without limitation, excise taxes, ad valorem taxes and any other federal, state, local or tribal taxes and assessments attributable to the ownership or operation of the Properties after the Effective Time (excluding Seller's income taxes from the Effective Time through Closing and any associated capital gains taxes which shall remain Seller's obligation) shall be Buyer's responsibility, and all deductions, credits or refunds pertaining to the aforementioned taxes and assessments, no matter when received, shall belong to Buyer. The actual amounts or values associated with the above, shall be accounted for in the Final Accounting Settlement. Buyer shall additionally be solely responsible for all transfer, sales, use or similar taxes resulting from or associated with the transaction contemplated under this Agreement.

     6.3 Obligations and Credits. All prepaid insurance premiums, utility charges, taxes, rentals, deposits and any other prepaids applicable to the period of time after the Effective Time, if any, and attributable to the Properties shall be reimbursed to Seller by Buyer, and all accrued payables applicable to the period of time prior to the Effective Time, if any, and attributable to the Properties shall be the responsibility of Seller. The actual amounts or values associated with the above shall be accounted for in the Final Accounting Settlement.

     6.4 Miscellaneous Accounting. In addition to the items set forth in Articles 6.1 through 6.3, any other amounts due between Buyer and Seller related to the ownership or operation of the Properties from the Effective Time through Closing shall be accounted for in the Final Accounting Settlement.

     6.5 Final Accounting Settlement. As soon as reasonably practicable, but in no event later than one hundred and eighty (180) Days after Closing, Seller shall deliver to Buyer a post-Closing statement setting forth a detailed calculation of all post-Closing adjustments applicable to the period of time between the Effective Time and Closing ("Final Accounting Settlement"). As soon as reasonably practicable, but in no event later than forty-five (45) Days after Buyer receives the post-Closing statement, Buyer shall deliver to Seller a written report containing any changes which Buyer proposes to be made to such post-Closing statement. If Buyer fails to timely deliver the written report to Seller containing changes Buyer proposes to be made to the post-Closing statement, the post-Closing statement delivered by Seller shall be deemed to be true and correct and the same shall be final and binding on the parties and not subject to arbitration hereunder. As soon as reasonably practicable, but in no event later than fifteen (15) Days after
Seller receives Buyer's written report, the parties shall meet and undertake to agree on the final post-Closing adjustments. If the parties fail to agree on the final post-Closing adjustments within such fifteen (15) Day period, the disputed items shall be resolved by submitting the same to Ernst and Young (the "Accounting Referee"). The Accounting Referee shall resolve the dispute(s) regarding the post-Closing adjustments within thirty (30) Days after having the relevant materials submitted for review. The decision of the Accounting Referee shall be binding on and non-appealable by the parties. The fees and expenses associated with the Accounting Referee shall be borne equally by Buyer and Seller. The date upon which all amounts associated with the Final Accounting Settlement are agreed to by the parties, whether by decision of the Accounting Referee or otherwise, shall be herein called the "Final Settlement Date". Any amounts owed by either party to the other as a result of such post-Closing adjustments shall be paid within five
(5) Business Days after the Final Settlement Date.

     6.6 Post-Final Accounting Settlement. Any revenues received or costs and expenses paid by Buyer after the Final Accounting Settlement which are attributable to the ownership or operation of the Properties prior to the Effective Time, and not assigned to Buyer, shall be billed or reimbursed, as appropriate, to Seller within thirty (30) Days after receipt by Buyer. Any revenues received or costs and expenses paid by Seller after the Final Accounting Settlement which are attributable to the ownership or operation of the Properties after the Effective Time, and not reserved by Seller, shall be billed or reimbursed, as appropriate, to Buyer within thirty (30) Days after receipt by Seller.

                  ARTICLE 7. LOSS, CASUALTY AND CONDEMNATION

     7.1 Notice of Loss. From the date hereof until Closing, Seller shall promptly notify Buyer of any loss or damage to the Properties, or any part thereof, known to Seller exceeding One Hundred Thousand and No/100 United States Dollars (US $100,000) net to Seller's interest.

     7.2 Casualty and Condemnation. If, prior to Closing, a substantial part of the Properties shall: (a) be destroyed by a Casualty Loss, or (b) be taken in condemnation or if proceedings for such purposes shall be pending; then Seller and Buyer shall attempt to mutually agree on a reduction in the Purchase Price reflecting the reduction in the value of the Properties affected by the Casualty Loss or taking. If Seller and Buyer are unable to mutually agree on such reduction, either party shall have the right, exercisable within ninety (90) Days after Closing, to initiate binding arbitration in accordance with Article 18.1. Seller shall retain any and all sums paid to Seller from Third Parties, unpaid awards, insurance proceeds or other payments associated with or attributable to such Casualty Loss or taking.

           ARTICLE 8. ALLOCATION OF RESPONSIBILITIES AND INDEMNITIES

     8.1 Opportunity for Review. Each party represents that it has had an adequate opportunity to review the following indemnity and release provisions, including the opportunity to submit the same to legal counsel for review and comment. Based upon the foregoing representation, the parties agree to the provisions set forth below.

     8.2 Seller's Non-Environmental Indemnity Obligation. Seller shall, subject to the limitations set forth below, release Buyer from and shall fully protect, indemnify and defend Buyer, its officers, agents, employees and Affiliates (collectively "Buyer Group") and hold them harmless from and against any and all Non-Environmental Claims, and any and all occurrences and conditions which would otherwise constitute Non-Environmental Claims but which are asserted by Seller, its officers, agents, employees and Affiliates (collectively "Seller Group"), relating to, arising out of, or connected with, directly or indirectly, the ownership or operation of the Properties, or any part thereof, during the period of time prior to Closing, including without limitation, Non-Environmental Claims relating to: (a) injury or death of any person or persons whomsoever, (b) damages to or loss of any property or resources, (c) common law causes of action such as negligence, gross negligence, strict liability, nuisance or trespass, and/or (d) fault imposed by statute, rule, regulation or otherwise. The indemnity obligation and release provided herein shall apply regardless of cause or of any negligent acts or omissions (excluding gross negligence and willful misconduct) of Buyer Group. Notwithstanding anything contained in this Agreement to the contrary, Seller shall have no obligation under this Agreement or otherwise to protect, indemnify, defend and hold harmless Buyer Group from and against any one or more of the following: (i) Non-Environmental Claims for which Buyer has not provided Seller with written notice of such Non-Environmental Claim in accordance with Article 8.9 within eighteen (18) months after Closing (it being acknowledged and agreed that Buyer shall be solely responsible for any and all Non-Environmental Claims not raised within such eighteen month period), or (ii) Non-Environmental Claims in aggregate up to three percent (3%) of the unadjusted Purchase Price (it being acknowledged and agreed that Buyer shall be solely responsible for any and all Non-Environmental Claims up to three percent (3%) of the unadjusted Purchase Price).

     8.3 Seller's Environmental Indemnity Obligation. Seller shall, subject to the limitations set forth below, release Buyer from and shall fully protect, indemnify and defend Buyer Group and hold them harmless from and against any and all Environmental Claims, and any and all occurrences and conditions which would otherwise constitute Environmental Claims but which are asserted by Seller Group, relating to, arising out of, or connected with, directly or indirectly, the ownership or operation of the Properties, or any part thereof, during the period of time prior to Closing, including without limitation, Environmental Claims relating to: (a) injury or death of any person or persons whomsoever, (b) damages to or loss of any property or resources, (c) pollution, environmental damage or violation of Environmental Laws, (d) common law causes of action such as negligence, gross negligence, strict liability, nuisance or trespass, and/or (e) fault imposed by statute, rule, regulation or otherwise. The indemnity obligation and release provided herein shall apply regardless of cause or of any negligent acts or omissions (excluding gross negligence and willful misconduct) of Buyer Group. Notwithstanding anything contained in this Agreement to the contrary, Seller shall have no obligation under this Agreement or otherwise to protect, indemnify, defend and hold harmless Buyer Group from and against any one or more of the following: (i) Environmental Claims for which Buyer has not provided Seller with written notice of said Environmental Claim in accordance with Article 8.9 within twelve (12) months after Closing (it being acknowledged and agreed that Buyer shall be solely responsible for any and all Environmental Claims not raised within such twelve month period), (ii) Environmental Claims in aggregate up to three percent (3%) of the unadjusted Purchase Price (it being acknowledged and agreed that Buyer shall be solely responsible for any and all Environmental Claims up to three percent (3%) of the unadjusted Purchase Price), or (iii) Environmental Claims greater than fifty percent (50%) of the unadjusted Purchase Price (it being acknowledged and agreed that Buyer shall be solely responsible for any and all
Environmental Claims greater than fifty (50%) percent of the unadjusted Purchase Price).

     8.4 Buyer's Non-Environmental Indemnity Obligation. Buyer shall release Seller from and shall fully protect, indemnify and defend Seller Group and hold them harmless from and against any and all Non-Environmental Claims, and any and all occurrences and conditions which would otherwise constitute Non-Environmental Claims but which are asserted by Buyer Group, relating to, arising out of, or connected with, directly or indirectly, the ownership or operation of the Properties, or any part thereof, during the period of time prior to Closing, no matter when asserted, for which Seller's indemnity obligation has ceased, terminated (in accordance with Article 8.2 or otherwise) or did not exist, and from and against any and all Non-Environmental Claims relating to, arising out of, or connected with, directly or indirectly, the ownership or operation of the Properties, or any part thereof, during the period of time at and after Closing, no matter when asserted; including without limitation, Non-Environmental Claims relating to:
(a) injury or death of any person or persons whomsoever, (b) damages to or loss of any property or resources, (c) common law causes of action such as negligence, gross negligence, strict liability, nuisance or trespass, and/or
(d) fault imposed by statute, rule, regulation or otherwise. The indemnity obligation and release provided herein shall apply regardless of cause or of any negligent acts or omissions (excluding gross negligence and willful misconduct) of Seller Group.

     8.5 Buyer's Environmental Indemnity Obligation. Buyer shall release Seller from and shall fully protect, indemnify and defend Seller Group and hold them harmless from and against any and all Environmental Claims, and any and all occurrences and conditions which would otherwise constitute Environmental Claims but which are asserted by Buyer Group, relating to, arising out of, or connected with, directly or indirectly, the ownership or operation of the Properties, or any part thereof, during the period of time prior to Closing, no matter when asserted, for which Seller's indemnity obligation has ceased, terminated (in accordance with Article 8.3 or otherwise) or did not exist, and from and against any and all Environmental Claims relating to, arising out of, or connected with, directly or indirectly, the ownership or operation of the Properties, or any part thereof, during the period of time at and after Closing, no matter when asserted; including without limitation, Environmental Claims relating to:
(a) injury or death of any person or persons whomsoever, (b) damage to or loss of any property or resource, (c) pollution, environmental damage or violation of Environmental Laws, (d) common law causes of action such as negligence, gross negligence, strict liability, nuisance or trespass, and/or
(e) fault imposed by statute, rule, regulation or otherwise. The indemnity obligation and release provided herein shall apply regardless of cause or of any negligent acts or omissions (excluding gross negligence and willful misconduct) of Seller Group.

     8.6  Asbestos  and  NORM.  Buyer  acknowledges  that  the  Properties  may currently or have in the past contained asbestos or NORM and that special procedures may be required for the assessment, remediation, removal,
transportation   or  disposal  of  such  asbestos  and  NORM.   Notwithstanding
anything contained in this Agreement to the contrary (including without limitation Articles 5.2, 8.2 or 8.3), Buyer agrees to accept full responsibility for and shall pay all costs and expenses associated with the assessment, remediation, removal, transportation and disposal of the asbestos or NORM associated with the Properties, and shall not be entitled to claim the fact the assessment, remediation, removal, transportation or disposal of the asbestos or NORM is not complete or that additional cost will be required to complete the assessment, remediation, removal, transportation or disposal
of  the  asbestos  or  NORM  as  an  Alleged  Title  Defect,   Alleged  Adverse
Condition, breach of Seller's representations and warranties or breach of Seller's indemnity obligation under this Agreement, and Buyer (on behalf of itself, its officers, agents, employees, Affiliates, successors and assigns) irrevocably waives such claims. In conducting the duties and obligations contained in this Article, Buyer shall comply with the applicable Laws.

     8.7 Buyer's Assumption of Obligations. Buyer agrees to assume and shall timely perform and discharge all duties and obligations of Seller associated with the Properties (including without limitation any contractual obligations) relating to the period of time at and after Closing, and Seller shall incur no liability for Buyer's failure to properly perform or discharge any such duties and obligations. Notwithstanding anything contained in this Agreement to the contrary (including without limitation Articles 5.2, 8.2 or 8.3), Buyer agrees to accept full responsibility for and shall pay all costs and expenses associated with the plugging and abandonment of the wells and facilities included in the Properties, and shall not be entitled to claim the fact that plugging and abandonment operations are not complete or that additional cost will be required to complete the plugging and abandonment operations as an Alleged Title Defect, Alleged Adverse Condition, breach of Seller's representations and warranties or breach of Seller's indemnity obligation under this Agreement, and Buyer (on behalf of itself, its officers, agents, employees, Affiliates, successors and assigns) irrevocably waives such claims. In conducting the duties and obligations contained in this Article, Buyer shall comply with the applicable Laws.

     8.8 Process Safety Management. Buyer acknowledges that Process Safety Management of Highly Hazardous Chemicals; Explosives and Blasting Agents (i.e., 29 CFR 1910) (collectively "Process Safety Management") associated with the Properties is an ongoing process. Notwithstanding anything contained in this Agreement to the contrary (including without limitation Articles 5.2, 8.2 or 8.3), Buyer agrees to accept full responsibility for and shall pay all costs and expenses associated with the Process Safety Management process (including without limitation the identification, evaluation and remediation), and shall not be entitled to claim the fact that Process Safety Management is not complete or that additional cost will be required to comply with or complete the Process Safety Management process as an Alleged Title Defect, Alleged Adverse Condition, breach of Seller's representations and warranties or breach of Seller's indemnity obligation under this Agreement, and Buyer (on behalf of itself, its officers, agents, employees, Affiliates, successors and assigns) irrevocably waives such claims. In conducting the duties and obligations contained in this Article, Buyer shall comply with the applicable Laws.

     8.9 Notice of Claims. If a Claim is asserted against a party for which the other party may have an obligation of indemnity, it shall be a condition precedent to the indemnifying party's obligations under this Article 8 that the indemnified party give the indemnifying party written notice of such Claim setting forth the particulars associated with the Claim (including a copy of the written Claim, if any) as then known by the indemnified party. The indemnified party shall make a good faith effort to notify the indemnifying party within one (1) month of receipt of a Claim and shall in all events effect notice within such time as will allow the indemnifying party a reasonable period of time in which to evaluate and timely respond to said Claim. The notice of Claim provided hereunder is referred to as a "Claim Notice."

     8.10 Defense of Claims. Upon receipt of a Claim Notice, the indemnifying party may assume the defense of said Claim with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party. The indemnified party shall cooperate in all reasonable respects in such defense. If any Claim involves a fact pattern wherein Buyer may have an obligation to indemnify Seller and Seller may have an obligation to indemnify Buyer, each party shall have the right to assume the defense of and hire counsel for that portion of the Claim for which it may have an obligation of indemnity. In all instances, the indemnified party shall have the right to employ separate counsel and to participate in the defense of any Claim;
provided however, the fees and expenses of counsel employed by the indemnified party shall be borne solely by the indemnified party. If the indemnifying party does not notify the indemnified party within the earlier to occur of: (a) five (5) Days before the time a response is due in any litigation matter, or (b) sixty (60) Days after receipt of the Claim Notice, that the indemnifying party elects to undertake the defense of a Claim, the indemnified party shall have the right to defend, at the expense of the indemnifying party, the Claim with counsel of the indemnified party's choosing, subject to the right of the indemnifying party to assume the defense of the Claim at any time prior to settlement or final determination thereof. In such event, the indemnified party shall promptly send a written notice to the indemnifying party of any proposed settlement of a Claim, which settlement the indemnifying party may accept or reject, in its reasonable judgment, within thirty (30) days of receipt of such notice, unless the settlement offer is limited to a shorter period of time in which case the indemnifying party shall have such shorter period of time in which to accept or reject the proposed settlement. Failure of the indemnifying party to accept or reject such settlement within the applicable period of time shall be deemed to be its rejection of such settlement. Notwithstanding the foregoing, the indemnified party may settle any matter over the objection of the indemnifying party, but in so doing the indemnified party shall be deemed to have waived any right to indemnity therefor as to (and only as to) liabilities with respect to which the indemnifying party has acknowledged in writing its indemnity obligation.

     8.11 Waiver of Certain Damages. Each of the parties hereby waives and agrees not to seek indirect, consequential, punitive or exemplary damages of any kind with respect to any Claim or dispute arising out of or relating to this Agreement or breach hereof. This provision shall not diminish or affect in any way the parties' rights and obligations under any indemnities provided for in this Agreement.

     8.12 Limitation on Indemnities. In no event shall an indemnifying party have any obligation of indemnification to the indemnified party, if the Claim for which indemnity is sought was caused by a criminal act, fraudulent act, gross negligence or willful misconduct of the indemnified party or its officers, directors, employees, agents, Affiliates, successors and assigns, nor shall any indemnity provisions in this Agreement apply to or be deemed to apply to matters affecting properties (real, personal or mixed) and appurtenant rights (contractual or otherwise) other than those which are covered by this Agreement.

                  ARTICLE 9. SPECIAL WARRANTY AND DISCLAIMERS

     9.1 Special Warranty of Title. Seller shall warrant title to and forever defend title to the Properties conveyed to Buyer against every person whomsoever lawfully claiming title to the Properties, or any part thereof by, through or under Seller, but not otherwise.

     9.2 Disclaimer - Representations and Warranties. Buyer acknowledges and agrees that the Properties are being transferred, assigned and conveyed from Seller to Buyer "AS-IS, WHERE-IS", and with all faults in their present condition and state of repair, without recourse. Except as expressly set forth in this Article 10, Seller hereby expressly disclaims any and all representations and warranties concerning the Properties, express, statutory, implied or otherwise, including without limitation: (a) any warranty of title (except for the special warranty of title set forth in Article 9.1), (b) the existence of any and all prospects, (c) the geographic, geologic or geophysical characteristics associated with any and all prospects, (d) the existence, quality, quantity or recoverability of hydrocarbon reserves associated with the Properties, (e) the costs, expenses, revenues or receipts associated with the Properties, (f) the contractual, economic or financial data associated with the Properties, (g) the continued financial viability or productivity of the Properties, (h) the environmental or physical condition of the Properties, (i) the federal, state, local or tribal income or other tax consequences associated with the Properties, or the agreements to which the Properties are subject, (j) the absence of patent or latent defects, (k) safety, (l) state of repair, (m) merchantability, and (n) fitness for a particular purpose; and Buyer (on behalf of itself, its officers, agents, employees, Affiliates, successors and assigns) irrevocably waives such claims.

     9.3  Disclaimer - Statements and Information.  Seller expressly  disclaims any and all liability and responsibility for and associated with the quality, accuracy, completeness or materiality of the data, information and materials furnished (electronically, orally, by video, in writing or any other medium) at any time to Buyer, its officers, agents, employees or Affiliates in connection with the transaction contemplated herein, including without limitation: (a) the existence of any and all prospects, (b) the geographic, geologic or geophysical characteristics associated with any and all prospects, (c) the existence, quality, quantity or recoverability of hydrocarbon reserves associated with the Properties, (d) the costs, expenses, revenues or receipts associated with the Properties, (e) the contractual, economic or financial data associated with the Properties, (f) the continued financial viability or productivity of the Properties, (g) the environmental or physical condition of the Properties, and (h) the federal, state, local or tribal income or other tax consequences associated with the Properties, or the agreements to which the Properties are subject; and Buyer (on behalf of itself, its officers, agents, employees, Affiliates, successors and assigns) irrevocably waives such claims.

              ARTICLE 10. SELLER'S REPRESENTATIONS AND WARRANTIES

     Seller  represents and warrants to Buyer that on the date hereof and as of
Closing:

     10.1 Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite corporate power and authority to own and lease the Properties. Seller is duly licensed or qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the Properties are located.

     10.2 Corporate  Authority;  Authorization  of  Agreement.  Seller  has all
requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated herein and to perform all of the terms and conditions to be performed by it as provided for in this Agreement. The execution and delivery of this Agreement by Seller, the performance by Seller of all of the terms and conditions to be performed by it and the consummation of the transactions contemplated herein have been duly authorized and approved by all necessary corporate action. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other Laws relating to or affecting the enforcement of creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     10.3 No Violations. Assuming expiration or termination of the applicable waiting period under the HSR Act, if applicable, the execution and delivery of this Agreement by Seller does not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated herein, will not:

          10.3.1 Conflict with or require the consent of any person or entity under any of the terms, conditions or provisions of the certificate of incorporation or bylaws of Seller;

          10.3.2 Violate any provision of, or require any filing, consent or approval under any Law applicable to or binding upon Seller (assuming receipt of all consents and approvals of governmental entities or tribal authorities customarily obtained subsequent to the transfers of title);

          10.3.3 Conflict with, result in a breach of, constitute a default under or constitute an event that with notice or lapse of time, or both, would constitute a default under, accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under: (i) any mortgage, indenture, loan, credit agreement or other agreement, evidencing indebtedness for borrowed money to which Seller is a party or by which Seller is bound, or (ii) any order, judgment or decree of any governmental entity or tribal authority; or

          10.3.4 Result  in  the  creation  or   imposition   of  any  lien  or
     encumbrance upon the Properties.

     10.4 Absence of Certain Changes. Between the date of execution of this Agreement and Closing, there has not been without Buyer's prior written consent:

          10.4.1 A waiver of any right of material value relating to the Properties, other than in the ordinary course of business;

          10.4.2 A sale, lease or other disposition of the Properties, other than in the ordinary course of business;

          10.4.3 A mortgage, pledge or grant of a lien or security interest in any of the Properties;

          10.4.4 A contract for the sale of products, other than in the ordinary course of business (provided however, Buyer acknowledges and agrees that Seller may enter into short term marketing arrangements that are consistent with Seller's past marketing practices);

          10.4.5 A contract  between  Seller and any of its  Affiliates,  other than in the ordinary course of business (provided however, Buyer acknowledges and agrees that Seller may enter into short term marketing arrangements that are consistent with Seller's past marketing practices); or

          10.4.6 A contract or commitment to do any of the foregoing.

      10.5 Operating Costs. All costs incurred in connection with the operation of the Properties have been fully paid and discharged by Seller, except normal expenses incurred in operating the Properties within the previous sixty (60) Days or as to which Seller has not yet been billed.

     10.6 Litigation. Except as set forth in Exhibit "G" or disclosed prior to Closing, there is no action, suit or proceeding pending or threatened against Seller which would have a material adverse effect on the value or operation of the Properties or that would prevent the consummation of the transaction contemplated by this Agreement. Amoco shall retain responsibility for the matters referenced in Exhibit "G" to the extent the underlying Claims relate to the period of time prior to Closing.

     10.7 Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or threatened against Seller.

              ARTICLE 11. BUYER'S REPRESENTATIONS AND WARRANTIES

     Buyer  represents and warrants to Seller that on the date hereof and as of
Closing:

     11.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own and lease the Properties. Buyer is duly licensed or qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the Properties are located.

     11.2 Corporate  Authority;  Authorization  of  Agreement.  Buyer  has  all
requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated herein and to perform all the terms and conditions to be performed by it as provided for in this Agreement. The execution and delivery of this Agreement by Buyer, the performance by Buyer of all the terms and conditions to be performed by it and the consummation of the transactions contemplated herein have been duly authorized and approved by all necessary corporate action. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other Laws relating to or affecting the enforcement of creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     11.3 No Violations. Assuming expiration or termination of the applicable waiting period under the HSR Act, if applicable, the execution and delivery of this Agreement by Buyer does not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated herein, will not:

          11.3.1 Conflict with or require the consent of any person or entity under any of the terms, conditions or provisions of the certificate of incorporation or bylaws of Buyer;

          11.3.2 Violate any provision of, or require any filing, consent or approval under any Law applicable to or binding upon Buyer; or

          11.3.3 Conflict with, result in a breach of, constitute a default under or constitute an event that with notice or lapse of time, or both, would constitute a default under, accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under: (i) any mortgage, indenture, loan, credit agreement or other agreement evidencing indebtedness for borrowed money to which Buyer is a party or by which Buyer is bound, or (ii) any order, judgment or decree of any governmental entity or tribal authority.

     11.4 SEC Disclosure. Buyer is acquiring the Properties for its own account for use in its trade or business, and not with a view toward or for sale in connection with any distribution thereof, nor with any present intention of making a distribution thereof within the meaning of the Securities Act of 1933, as amended.

     11.5 Independent  Evaluation.  Buyer  represents that it is  sophisticated in the evaluation, purchase, ownership and operation of oil and gas properties and related facilities. In making its decision to enter into this Agreement and to consummate the transaction contemplated herein, Buyer represents that: (a) it has relied solely on its own independent investigation and evaluation of the Properties, and (b) it has satisfied itself as to the physical and environmental condition of the Properties.

     11.6 Buyer's Reliance. Buyer acknowledges and agrees that it is entitled to rely only on the express representations and warranties set forth in this Agreement.

              ARTICLE 12. ADDITIONAL COVENANTS AND CONSIDERATIONS

     12.1 Subsequent Operations. Seller makes no representations or warranties to Buyer as to the transferability or assignability of operatorship of the Properties. Buyer acknowledges that the rights and obligations associated with operatorship of the Properties are governed by the applicable agreement(s) and that operatorship of the Properties will be decided in accordance with the terms of said agreement(s). Seller agrees to cooperate with Howell Petroleum Corporation with respect to operatorship issues. Within ten (10) Days after Closing, Seller shall send out notices, where applicable, advising working interest owners of the Properties it operates that it has transferred its interests in the Properties to Buyer. Within fifteen (15) Days after Closing, Buyer shall send out ballots, where applicable, associated with the selection of a successor operator of the
Properties. Seller shall have no obligation under this Agreement or otherwise to send out ballots for the selection of a successor operator.

      12.2 Financial Assurances. Buyer shall provide a corporate guaranty from an Affiliate of Buyer (acceptable to Seller) guarantying the full and faithful performance by Buyer of the terms and conditions contained in this Agreement in the form attached hereto as Exhibit "R".

      12.3 Transition Agreement. At Closing, Buyer and Seller shall execute the Transition Agreement.

      12.4 License Agreement(s). At Closing, Buyer and Seller shall execute the License Agreement - SAMS, covering certain proprietary technology of Seller, including the "SAMS" automation system. If requested by Seller, Buyer shall execute and deliver to Seller a License Agreement - Seismic in a mutually agreed form, granting to Seller, at no cost to Seller, a right and license to use the seismic data, or any portion thereof, conveyed to Buyer under the terms of this Agreement.

      12.5 Sublease Novation Agreement. At Closing, Buyer and Seller shall execute the Sublease Novation Agreement covering the inlet compressor at the Beaver Creek Gas Processing Plant which is subject to an existing sublease from Amoco Equipment Leasing Company to Seller.

      12.6 Crude Call.

      12.6.1 Seller reserves (excluding the Beaver Creek Field which is addressed in Article 12.6.8 below) the continuing right and option (but shall not have the obligation) to purchase on the terms set forth herein (including the terms set forth on Exhibit "S" attached hereto and incorporated herein by reference) all or part of the oil and/or other liquid hydrocarbons, including but not limited to, condensate, distillate and other liquids recovered from the well stream by normal lease separation methods (the "Oil") produced and saved from any one or more of the Fields listed on Exhibit "S" (excluding Oil used for ordinary leasehold operations thereon).

      12.6.2 Seller herein elects to purchase the Oil from the Fields listed on Exhibit "S" to be effective the 1st day of March, 1998. Seller's obligation to purchase the Oil under the above election shall continue for a period of sixty (60) Days, and unless terminated by Seller by giving Buyer at least sixty (60) Days prior written notice of Seller's intent to discontinue such purchases, shall continue on a month to month basis thereafter.

       12.6.3 If Seller notifies Buyer that Seller elects to discontinue purchases of the Oil in accordance with Article 12.6.2, at the end of the sixty (60) Day notice period, Buyer shall be free for a period not to exceed six (6) months to market the Oil to Third Parties; provided however, at the end of the six (6) month period Seller shall have the right to recommence purchasing the Oil by providing Buyer at least sixty (60) Days prior written notice of Seller's intent to recommence purchasing the Oil. In the event Seller elects not to recommence purchasing the Oil, then Buyer shall be free to market the Oil to Third Parties for an additional six (6) month period. Sellers right to elect to purchase and/or discontinue purchase of the Oil shall be an ongoing and reoccurring right during the duration of the crude call (as determined in accordance with Exhibit "S"). During the period of time Seller is not purchasing the Oil under the terms of this Article 12, Seller shall have no obligation to purchase or furnish a market for all or any part of the Oil associated with the Properties.

      12.6.4 During the period of time Seller elects to purchase the Oil (from all fields except the Beaver Creek Field which shall be handled in accordance with Article 12.6.8 below) under the terms of this Article 12, subject to the Ceiling and Floor Pricing Limitations set forth on Exhibit "S", Seller shall pay Buyer the "average monthly calculated price per barrel of Oil" which shall be the average of the three (3) approved postings selected by Buyer adjusted for gravity, plus the price differential as set forth on Exhibit "S". In determining the "average monthly calculated price per barrel of Oil" under this Article 12.6.5, the parties shall use three (3) out of the five (5) approved postings referred to in Exhibit "S". On or before December 1 of each year, Buyer shall select the three (3) approved postings per crude catagory (i.e. Wyoming Asphaltic Sour and Wyoming Salt Creek Sweet) whose postings shall be used in determining the "average monthly calculated price per barrel of Oil" for the succeeding year.

      12.6.5 In the event one of the indexes referenced on Exhibit "S" is discontinued, the parties shall meet and attempt to mutually agree on a replacement index which is similar to the discontinued index. If the parties are unable to agree on the replacement index, the same shall be submitted to binding arbitration in accordance with Article 18.

      12.6.6 Seller's rights under this Article 12 shall terminate as to the individual Field listed on Exhibit "S" in accordance with the time periods set forth on Exhibit "S".

      12.6.7 Notwithstanding anything contained in this Agreement to the contrary, Seller reserves the right to assign the rights and obligations arising under this Article 12 to an Affiliate of Seller. If Seller elects to assign the rights and obligations under this Article 12 to an Affiliate of Seller, then Seller shall provide Buyer with a mutually agreeable corporate guarantee wherein Seller guarantees the performance of Seller's Affiliate under the terms of this Article 12.

      12.6.8 Buyer shall solicit semi-annual (i.e. March 1 and September 1) bids for the succeeding six (6) month period from Third Parties for the purchase of the Oil produced from the Beaver Creek Field. Seller reserves (in accordance with the terms set forth on Exhibit "S" with respect to volume and duration) the continuing right and option (but shall not have the obligation) to match the highest written offer received in accordance with the bid documents established by the Buyer for the Oil produced and saved from the Beaver Creek Field (excluding Oil used for ordinary leasehold operations thereon). Buyer will solicit bids under the terms of this Article
12.6.8 at least forty-five (45) Days prior to March 1 and September 1, respectively.

         12.7 NGL Call. Seller reserves the continuing right and option (but shall not have the obligation) to purchase at the tailgate of the applicable plant the natural gas liquids, including without limitation, ethane, propane, butanes, normal butane, isobutane and DNG (collectively "NGL's") associated with or attributed to the Properties ("Purchase Right"). In the event Seller desires to exercise its Purchase Right, it will notify Buyer of such election at least thirty (30) Days in advance of the point in time it will commence purchasing said NGL's, and such election will continue from month to month thereafter until Seller revokes such election with thirty (30) Days advance written notice to Buyer. If Seller exercises its Purchase Right, the price to be paid by Seller to Buyer for the NGL's shall be ninety-seven percent (97%) of the weighted average selling price received by Seller for said NGL's (on a product basis) during the month of delivery from the applicable plant. The NGL Call contained in this Article
12.7 shall have a term through March 31, 1998, or the life of the pending marking contract if the same terminates prior to March 31, 1998. Any and all notification to Seller associated with this NGL Call provision shall be directed to Amoco Oil Company, NGL Supply and Logistics, Attn. NGL Supply, P.O. Box 3092, Houston, Texas 77253-3092.

      12.8 Rights-Of-Way and Surface Leases. Buyer herein grants to Seller (and its Affiliates) non-exclusive cost-free right(s)-of-way and surface lease(s) on, over and through the Properties (including but not limited to, pipeline, utility and road usage rights-of-way, facility surface leases and all necessary rights of ingress and egress), necessary to allow Seller (and its Affiliates) to continue to conduct operations on or across the Properties in connection with properties and assets not being conveyed herein, which were being conducted by Seller (and its Affiliates) prior to Closing. Buyer agrees to execute any and all instruments deemed necessary by Seller (or its Affiliate) to further delineate the rights granted herein.

      12.9 APL\Salt Creek Electrical Service. Buyer agrees to continue to provide Amoco Pipeline Company, and its successors and assigns, with electrical service necessary to operate all Amoco Pipeline Company facilities located in the vicinity of the Salt Creek Unit, Natrona County, Wyoming. Buyer shall bill Amoco Pipeline Company on a semi-annual basis (i.e. June 1 and December 1) for any and all power actually consumed to operate the Amoco Pipeline Company facilities. The fee to be paid by Amoco Pipeline Company for the power shall be based on the actual electrical rates charged to Buyer for electrical service at the Salt Creek Unit and the power usage shall be based upon the reading taken from the deduct meters located on the secondary side of the Salt Creek electrical substation which serve as delivery points on the Salt Creek Unit electrical distribution system. Amoco Pipeline Company shall own, operate and maintain the deduct meters and provide Buyer with any and all power usage information necessary for Buyer to bill Amoco Pipeline Company for the power used at the aforementioned facilities.

                         ARTICLE 13. PERSONNEL MATTERS

13.1 Employee Lists. Prior to Closing, Seller will make available to Buyer a list of employees who are directly engaged (the "Directly Engaged Employees") in the operation, maintenance, administration, measurement, automation and similar functions for the Properties subject to this Agreement, who are available for immediate employment by Buyer commencing on the date of the termination of the Transition Agreement ("Transition Date"). In addition, prior to Closing, Seller will make available to Buyer a separate list of employees who are engaged in management, analysis, engineering, supervision, accounting and similar functions who are available for immediate employment by Buyer commencing on the Transition Date. For the purpose of this Agreement, the above referenced employees of Seller (whether Directly Engaged Employees or the employees on the separate list shall collectively be referred to as Personnel). Buyer shall not solicit employment of any employees of Seller other than those described above without obtaining the advance written permission of Seller, except that Buyer may solicit employees of Seller who did not work in Seller's business groups associated with the Properties. This restriction shall remain in effect for twenty four (24) months after Closing.

      13.2 Offers of Employment. Buyer reasonably expects to need the services of all of the Directly Engaged Employees, and to that end, Buyer will make offers of employment to at least ninety percent (90%) of the Directly Engaged Employees effective on the Transition Date, provided however, that Howell Petroleum Corporation shall not be obligated to make an offer of employment to any Directly Engaged Employees assigned to Properties where preferential rights have been exercised and/or Buyer does not become the operator of those Properties. Buyer may also make offers of employment to other employees on the lists provided who are not Directly Engaged Employees. Any offers of employment made by Buyer to employees of Seller shall be at substantially similar salaries or wages, with similar duties and responsibilities at the same location that such employee had immediately prior to the Transition Date. Buyer shall also provide to these employees the same employee benefit plans and policies as provided by Buyer to its employees performing similar work. To the extent any Directly Engaged Employee is on military, family, or medical leave, Buyer shall give each such Directly Engaged Employee consideration for employment in the same manner as it does for other employees; provided however, Buyer may condition such offer upon the employee's return from leave within one (1) year of the Transition Date and, in the case of medical leave, that such return to work is approved by Buyer's physician.

      13.3 Pension Plans. (a) Buyer agrees that, effective as of Transition Date, Buyer will include in its simplified employee pension plan (" Buyer SEP Plan") those employees who commence employment with Buyer and who participated in the Employee Retirement Plan of Amoco and Participating Companies ("Amoco Retirement Plan") prior to the Transition Date.Buyer agrees to take any action necessary so that: (i) such employees will be eligible to participate in the Buyer SEP Plan as of the Transition Date, and (ii) such employees will be given service credit equal to the number of years of participation service and vesting service such employees have under the Amoco Retirement Plan for the purposes of both vesting service and eligibility service in the Buyer SEP Plan.
Article 13.3 shall not apply in the event that Buyer terminates or discontinues its Buyer SEP Plan prior to the Transition Date.

           (b)  Seller   agrees  to  furnish  on  a  timely  basis  a  list  of
      employee's vesting service recognized under the Amoco Retirement Plan.

      13.4 Thrift Plan and Stock Purchase Plans. Buyer shall allow employees hired pursuant to Article 13.2 to immediately participate in Buyer's thrift plan, stock purchase plan, and other similar plans ("Buyer Thrift and Stock Purchase Plans"). Buyer shall credit employee's prior service with Amoco and its Affiliates as determined under Article 13.3(a) for all purposes under Buyer Thrift and Stock Purchase Plans, including but not limited to, any vesting or matching schedules. Article 13.4 shall not apply in the event that Buyer terminates or discontinues its Buyer Thrift and Stock Purchase Plans prior to the Transition Date, as applicable.


      13.5 Other Employee Benefits. Buyer shall recognize the prior service with Seller and its Affiliates of employees for all purposes, including, without limitation, eligibility, vesting, and benefit determination and accrual, in connection with other employee benefits and policies such as vacations, bonuses, sickness and disability leave and all other employee benefits and policies. Except as otherwise provided in this Agreement, employees and their eligible dependents who are enrolled in medical, dental, life insurance and long-term disability plans available to such employees as a result of their employment by Seller immediately prior to the Transition Date shall be eligible to enroll in any plan or plans established by Buyer which provide similar benefits to its employees as of the Transition Date. If employees enroll in such plans, no physical examination or other proof of insurability shall be required. Also, all coverage exclusions and limitations relating to waiting periods or pre-existing conditions with respect to such personnel or their dependents shall be waived. Buyer shall be responsible for perpetuating the group health plan continuation coverage pursuant to Section 4980B of the Internal Revenue Code of 1986, as amended, and Sections 601 through 609 of ERISA for all employees and their eligible dependents and shall cover such employees under Buyer's own group health plan to accommodate this requirement. Buyer shall indemnify and hold Seller and its Affiliates harmless from and against any and all liability Seller or its Affiliates incur after the Transition Date under the provisions of Section 4980B or the Code or Sections 601 through 609 of ERISA with respect to any Personnel, or dependent or spouse of such employees, who had or has a "qualifying event" (within the meaning of Section 4980B(f)(3) of the Code) on or after the Transition Date.

      13.6 Accrued and Unused Vacation. Between the Transition Date and the end of the calendar year in which the Transition Date occurs, Buyer shall permit all former employees of Seller to take, as unpaid leave, a number of days equal to the number of days of vacation as such employees would have been eligible to take immediately prior to the Transition Date under the vacation policy of Seller, based upon the original hire date of such Personnel by Seller or its Affiliates. Seller shall timely provide to Buyer a list of employee's remaining vacation balances for 1998. Effective January 1, 1999 former employees of Seller employed by Buyer shall be entitled to participate in Buyer's vacation policy then in effect.

      13.7 Severance.Buyer acknowledges that Seller's former employees would have been eligible to receive the severance benefits described in the current 1997 Amoco Corporation and Participating Affiliates Severance Benefits Plan (the "Amoco Severance Plan"), had they not been offered comparable positions with Buyer. Therefore, Buyer agrees to provide a severance payment to employees who it terminates within one year of the Transition Date as provided in the severance schedule in the Amoco Severance Plan, and pursuant to the same terms and conditions of employee eligibility as described in the Amoco Severance Plan. For purposes of calculating the severance allowance described in the Amoco Severance Plan, "credited service" shall include service with Seller and/or its Affiliates in addition to service with Buyer and/or its Affiliates for employees. Buyer also agrees to include Seller and its Affiliates as third party beneficiaries in any release executed by employees in order to receive these severance benefits.

      13.8 Post Transition Date Benefits. The obligations of Article 13.5 shall apply to any benefit plans or policies established by Buyer after the Closing. In addition, Buyer shall establish a savings plan pursuant to
Section 401(k) of the Internal Revenue Code within forty-five (45) Days after the Transition Date. Buyer shall take all reasonable action both in establishing and administering that savings plan to allow employees to elect to transfer their Amoco Savings Plan ("Amoco Savings Plan") accounts and loans to Buyer's savings plan pursuant to a trust to trust transfer within ninety (90) Days after the Transition Date. Buyer shall also provide that employees are eligible for immediate participation in the saving plan and shall grant employees credit for prior service with Amoco and its Affiliates for all purposes including, but not limited to, any vesting or matching schedules.

      13.9 WARN Act. Buyer represents and warrants that there will be no major employment losses as a consequence of the transactions contemplated by this Agreement that might trigger obligations under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section 2101 et seq., or under any similar provision of any federal, state, regional, foreign, or local law, rule, or regulation (referred to collectively as "WARN Obligations"). Moreover, to the extent that any WARN Obligations might arise as a consequence of the transactions contemplated by this Agreement, it is agreed that Seller shall be responsible for any WARN Obligations arising as a result of any employment losses occurring prior to Closing, and Buyer shall be responsible for any WARN Obligations arising as a result of any employment losses occurring upon or after Closing. Furthermore, for the first ninety
(90) Days following Closing, Buyer shall not engage in any mass layoff, plant closing, or other action that might trigger obligations of Seller under the WARN Act or under any similar provision of any federal, state, regional, foreign, or local law, rule, or regulation.


                              ARTICLE 14. HSR FILINGS

     14.1  HSR  Filings.  If  compliance  with  the  HSR  Act  is  required  in connection with the transaction contemplated under this Agreement, as promptly as practicable and in any event not more than fifteen (15) Business Days following the date on which the parties have executed this Agreement, both parties will file with the Federal Trade Commission and the Department of Justice, as applicable, the notification and report forms required for the transactions contemplated herein and will as promptly as practicable furnish any supplemental information which may be reasonably requested in connection therewith. Each party shall request expedited treatment of such filing. If failure by either party to obtain timely authorization from the Federal Trade Commission or the Department of Justice results in the inability of the parties to Close on the Closing Date, the time for Closing shall automatically be extended until such date as Closing can occur in compliance with the HSR Act.

                  ARTICLE 15. CONDITIONS PRECEDENT TO CLOSING

      15.1 Conditions Precedent to Seller's Obligation to Close. Seller shall be obligated to consummate the sale of the Properties as contemplated by this Agreement on the Closing Date, provided the following conditions precedent have been satisfied or have been waived by Seller:

           15.1.1 All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of Closing as though such representations and warranties were made at and as of such time; and

           15.1.2 Buyer shall have complied in all material respects with all obligations and conditions contained in this Agreement to be performed or complied with by Buyer on or prior to Closing.

      15.2 Conditions Precedent to Buyer's Obligation to Close. Buyer shall be obligated to consummate the purchase of the Properties as contemplated by this Agreement on the Closing Date, provided the following conditions precedent have been satisfied or have been waived by Buyer:

           15.2.1 All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of Closing as though such representations and warranties were made at and as of such time; and

           15.2.2 Seller shall have complied in all material respects with all obligations and conditions contained in this Agreement to be performed or complied with by Seller on or prior to Closing.

      15.3 Conditions Precedent to Obligation of Each Party to Close. The parties shall be obligated to consummate the sale and purchase of the Properties as contemplated in this Agreement on the Closing Date, provided the following conditions precedent have been satisfied or have been waived by the applicable party:

           15.3.1 No suit, action or other proceedings shall be pending before any court or governmental entity in which it is sought by a person or entity other than the parties hereto or any of their Affiliates, officers, directors or employees to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement, or to obtain substantial damages in connection with the transaction contemplated herein, nor shall there be any investigation by a governmental entity pending which might result in any such suit, action or other proceedings seeking to restrain, enjoin or otherwise prohibit the consummation of the transaction contemplated by this Agreement;

           15.3.2 If applicable, consummation of the transaction contemplated herein shall not have been prevented from occurring by (and the required waiting period, if any, shall have expired under) the HSR Act and the rules and regulations of the Federal Trade Commission or the Department of Justice;

           15.3.3 All consents and approvals, if any, whether required contractually or by applicable federal, state, local or tribal Law, or otherwise necessary for the execution, delivery and performance of this Agreement (except for consents and approvals of governmental entities or tribal authorities customarily obtained subsequent to the transfer of title) shall have been obtained and delivered to Buyer or Seller, as applicable, by Closing and shall not have been withdrawn or revoked; and

           15.3.4 With respect to Properties which have not been excluded from this Agreement because of exercise of a preferential purchase right, if any, the preferential purchase rights applicable to such Properties shall have been waived, or the time to elect under such preferential purchase rights shall have elapsed, prior to Closing.

                            ARTICLE 16. THE CLOSING

      16.1 Closing. Three (3) Business Days prior to the Closing Date, Seller shall provide Buyer with a Closing statement setting forth the Purchase Price adjusted in accordance with the terms of this Agreement. Seller shall additionally provide Buyer with wiring instructions designating the account or accounts to which the Closing funds are to be delivered in accordance with
Article 16.3.5. Closing shall be held in Seller's office at the 4th Floor, 550 WestLake Park Boulevard, Houston, Texas 77079, or such other location as mutually agreed in writing by Seller and Buyer.

      16.2 Obligations of Seller at Closing. At Closing, Seller shall deliver to Buyer, unless waived by Buyer, the following:

           16.2.1 A document conveying all of Seller's right, title and interests in and to the Properties substantially in the form of the Assignment and Bill of Sale attached hereto as Exhibit "I". The Assignment and Bill of Sale shall be executed and acknowledged in four
      (4) multiple originals or such greater number as agreed between the parties;

           16.2.2 A document conveying all of Seller's right, title and interests in and to surface interests which are included in the Properties substantially in the form of the Surface Deed attached hereto as Exhibit "J". The Surface Deed shall be executed and acknowledged in four (4) multiple originals or such greater number as agreed between the parties;

           16.2.3 A document conveying all of Seller's right, title and interests in and to the mineral interests which are included in the Properties substantially in the form of the Mineral Deed attached hereto as Exhibit "K". The Mineral Deed shall be executed and acknowledged in four (4) multiple originals or such greater number as agreed between the parties;

           16.2.4 Executed and acknowledged assignments of all of Seller's right, title and interest in and to federal, state or tribal interests included in the Properties on approved forms for such purpose;

           16.2.5 A Certificate executed by an Attorney-in-Fact of Seller certifying as to the matters specified in Articles 15.2.1 and 15.2.2 above substantially in the form of Exhibit "L";

           16.2.6 Letters-in-Lieu   of  division   orders  or  transfer  orders
      executed by an Attorney-in-Fact of Seller substantially in the form of Exhibit "M";

           16.2.7 An Opinion of Counsel executed by an attorney for Seller substantially in the form of Exhibit "N";

           16.2.8 A Non-Foreign Affidavit executed by an Attorney-in-Fact of Seller substantially in the form of Exhibit "O";

           16.2.9 A Transition Agreement executed by an Attorney-in-Fact of Seller substantially in the form of Exhibit "P";

           16.2.10 A License Agreement - SAMS substantially in the form of Exhibit "Q", and a License Agreement - Seismic in a mutually agreed form, as provided for in Article 12.4, executed by an Attorney-in-Fact of Seller.

           16.2.11 A   Sublease    Novation    Agreement    executed    by   an
      Attorney-in-Fact of Seller substantially in the form of Exhibit "R";

           16.2.12 Evidence that all consents and approvals prerequisite for the sale and conveyance of the Properties (except for consents and approvals of governmental entities or tribal authorities customarily obtained subsequent to the transfer of title) have been obtained, as well as evidence of waiver or lapse of any unexercised preferential purchase rights applicable to the Properties; and

           16.2.13 Such other instruments as necessary to carry out Seller's obligations under this Agreement.

      16.3 Obligations of Buyer at Closing. At Closing, Buyer shall deliver to Seller, unless waived by Seller, the following:

           16.3.1 The adjusted Purchase Price (plus Computed Interest on the Purchase Price from the Effective Time through Closing, if due), less Deposit (plus Computed Interest on the Deposit from the date of receipt by Seller until Closing), by wire transfer in accordance with Article 3.

           16.3.2 The Assignment and Bill of Sale, executed and properly acknowledged, referred to in Article 16.2.1;

           16.3.3 The  Surface  Deed,   executed  and  properly   acknowledged,
      referred to in Article 16.2.2;

           16.3.4 The  Mineral  Deed,   executed  and  properly   acknowledged,
      referred to in Article 16.2.3;

           16.3.5 The federal, state and tribal assignments, executed and properly acknowledged, referred to in Article 16.2.4;

           16.3.6 A   Certificate   executed  by  an   authorized   officer  or
      Attorney-in-Fact of Buyer certifying as to the matters specified in Articles 15.1.1 and 15.1.2 substantially in the form of Exhibit "L";

           16.3.7 Letters-in-Lieu   of  division   orders  or  transfer  orders
      executed  by  an  authorized   officer  or   Attorney-in-Fact   of  Buyer
      substantially in the form of Exhibit "M";

           16.3.8 An Opinion of Counsel executed by an attorney for Buyer substantially in the form of Exhibit "N";

           16.3.9 A Transition Agreement executed by an authorized officer or Attorney-in-Fact of Buyer substantially in the form of Exhibit "P";

           16.3.10 A License Agreement - SAMS substantially in the form of Exhibit "Q", and a License Agreement - Seismic in a mutually agreed form, as provided for in Article 12.4, executed by an authorized officer or Attorney-in-Fact of Buyer;

           16.3.11 A Sublease Novation Agreement executed by an authorized officer or Attorney-in-Fact of Buyer substantially in the form of Exhibit "R";

           16.3.12 The corporate guaranty referenced in Article 12.2;

           16.3.13 Within thirty (30) Days after Closing, evidence of compliance with all governmental and tribal requirements, if any, for the posting of plugging or other applicable bonds relating to the ownership or operation of the Properties; and

           16.3.14 Such other instruments as necessary to carry out Buyer's obligations under this Agreement.

                                   ARTICLE 17. TERMINATION

      17.1 Grounds for Termination. This Agreement may be terminated at any time prior to Closing:

           17.1.1 By the mutual written agreement of Seller and Buyer;

           17.1.2 By either Seller or Buyer if the consummation of the transactions contemplated herein would violate any nonappealable final order, decree or judgment of any court or governmental entity having appropriate jurisdiction enjoining or awarding substantial damages in connection with the consummation of the transactions contemplated herein;

           17.1.3 Notwithstanding anything contained in this Agreement to the contrary, Seller shall have the right (to the extent Closing is not delayed as a result of Seller's conduct) to terminate this Agreement if Closing shall not have occurred by December 31, 1997.

      17.2 Effect of Termination. If this Agreement is terminated in accordance with Article 17.1, such termination shall be without liability to any party, except return of the Deposit (plus Computed Interest on the Deposit from the date of receipt by Seller until termination of this
Agreement) and performance of the obligations provided in Articles 17.3, 17.4, 17.5, 18.1, 19.3, 19.10, 19.12, 19.14, 19.15 and 19.17 (which provisions shall survive termination of this Agreement). If this Agreement is terminated as a result of Buyer's failure or refusal to perform an obligation hereunder (including without limitation Closing on the Closing
Date), Seller shall be entitled to retain the Deposit as liquidated damages (and not as a penalty) to reimburse Seller for its out-of-pocket fees and expenses incurred in connection with the transactions contemplated by this Agreement. The liquidated damages referenced above shall be in addition to and not exclusive of other remedies which may be available at law or in equity.

      17.3 Dispute over Right to Terminate. If there is a dispute between the parties over either party's right to terminate this Agreement under Article
17.1 or otherwise, Closing shall not occur, as scheduled. The party which disputes the other party's right to terminate the Agreement may initiate binding arbitration proceedings in accordance with Article 18.1 within thirty
(30) Days of the date on which Closing was scheduled to occur and, if arbitration is so initiated, the dispute will be resolved through such binding arbitration proceeding. If the party which disputes the termination right does not initiate arbitration to resolve the dispute within the time period specified hereinabove, such party shall be deemed to have waived for all purposes its right to object to or dispute such termination.

      17.4 Return of Documents. If this Agreement is terminated prior to Closing, Buyer shall return to Seller all books, records, maps, files, papers and other property of Seller in Buyer's possession relating to the transaction contemplated by this Agreement.

      17.5 Confidentiality. Notwithstanding the termination of this Agreement or any other provision of this Agreement to the contrary, the terms of the Confidentiality Agreement dated the 9th day of July, 1997, by and between Seller and Buyer ("Confidentiality Agreement"), shall remain in full force and effect. If Closing of the transaction contemplated herein occurs, the Confidentiality Agreement shall terminate (which termination shall be effective as of the Closing).

                            ARTICLE 18. ARBITRATION

      18.1 Arbitration.   Unless   expressly   provided   otherwise   in   this
Agreement, any and all disputes arising under the terms of this Agreement ("Arbitrable Dispute") shall be referred to and resolved through the use of binding arbitration using three (3) arbitrators, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and the Federal Arbitration Act (Title 9 of the United States Code). If there is any inconsistency between this Article and any statute or rules, the terms of this Article shall control the rights and obligations of the parties. Arbitration shall be initiated within the applicable time limits set forth in this Agreement and not thereafter or if no time limit is given, within the time period allowed by the applicable statute of limitations. Arbitration shall be initiated by one (1) party ("Claimant") serving written notice on the other party ("Respondent") that the Claimant elects to refer the
Arbitrable  Dispute  to  binding   arbitration,   and  that  the  Claimant  has
appointed an arbitrator, who shall be identified in such notice. The Respondent shall respond to the Claimant within thirty (30) Days after receipt of Claimant's notice, identifying the arbitrator Respondent has appointed. The two (2) arbitrators so chosen shall select a third arbitrator (who must have not less than ten (10) years experience as an oil and gas lawyer) within thirty (30) Days after the second arbitrator has been appointed. Seller shall pay the compensation and expenses of the arbitrator named by or for it, and Buyer shall pay the compensation and expenses of the arbitrator named by or for it. Seller and Buyer shall each pay one-half of the compensation and expenses of the third arbitrator. Unless expressly provided otherwise in this Agreement, all arbitrators must be neutral parties who have never been officers, directors or employees of the parties or any of their Affiliates. Additionally, unless expressly provided otherwise in this Agreement, the two (2) arbitrators named by the parties must have not less than ten (10) years experience in the oil and gas industry, and must have a formal education in the area of dispute (i.e., accounting for an accounting dispute, etc.). The hearing shall be commenced within thirty (30) Days after the selection of the third arbitrator. The parties and the arbitrators shall proceed diligently and in good faith in order that the award shall be made as promptly as possible. The decision of the arbitrators shall be binding on and non-appealable by the parties. The arbitrators shall not have the authority to grant or award indirect, consequential, punitive or exemplary damages.

                           ARTICLE 19. MISCELLANEOUS

      19.1 Notices. All notices and other communications required, permitted or desired to be given hereunder must be in writing and sent by: (a) U.S. mail, properly addressed as shown below, and with all postage and other charges fully prepaid, (b) hand delivery, or (c) facsimile transmission. Date of service by mail and hand delivery is the date on which such notice is received by the addressee and by facsimile is the date sent (as evidenced by fax machine confirmation of receipt), or if such date is not on a Business Day, then on the next date which is a Business Day. Each party may change its address by notifying the other party in writing.

              If to Seller         Amoco Production Company
              by mail:             P.O. Box 3092
                                   Houston, Texas 77253-3092
                                   Attn: General Manager of Business Development
                                         AEGNA Acquisitions and Divestments

              If to Seller         Amoco Production Company
              by hand delivery:    550 WestLake Park
                                   Boulevard, 4th floor
                                   Houston, Texas 77079
                                   Attn: General Manager of Business Development
                                         AEGNA Acquisitions and Divestments

              If to Seller         Amoco Production Company
              by facsimile:        Number: 281-366-7544
                                   Attn: General Manager of Business Development
                                         AEGNA Acquisitions and Divestments


              If to Buyer          Howell Petroleum Corporation
              by mail:             1111 Fannin, Suite 1500
                                   Houston, Texas 77002-6923
                                   Attn: President

              If to Buyer          Howell Petroleum Corporation
              by hand delivery:    1111 Fannin, Suite 1500
                                   Houston, Texas 77002-6923
                                   Attn: President

              If to Buyer          Howell Petroleum Corporation
              by facsimile:        Number: 713-658-4007
                                   Attn: President

      19.2 Conveyance Costs. Buyer shall be solely responsible for filing and recording documents related to the transfer of the Properties from Seller to Buyer and for all costs and fees associated therewith, including, without limitation, filing the assignment of the Properties with appropriate federal, state, local and tribal authorities as required by applicable Law. As soon as practicable after recording or filing, Buyer shall furnish Seller with all recording data and evidence of all required filings.

      19.3 Brokers' Fees. Buyer has not retained any brokers, agents or finders and none are affiliated with Buyer or authorized to act on behalf of Buyer in this matter. Buyer agrees to release, protect, indemnify, defend and hold Seller Group harmless from and against any and all Claims with respect to any commissions, finders' fees or other remuneration due to any broker, agent or finder claiming by, through or under Buyer. Seller agrees to release, protect, indemnify, defend and hold Buyer Group harmless from and against any and all Claims with respect to any commissions, finders' fees or other remuneration due to any broker, agent or finder claiming by, through or under Seller.

      19.4 Records.  Upon  execution  of this  Agreement,  Seller  shall  grant
Buyer reasonable access to the Records. Within sixty (60) Days after termination of the Transition Agreement (except as provided below), Seller shall furnish to Buyer all Records which are maintained by Seller; provided however, Seller shall be entitled to retain: (a) copies of any or all such Records, (b) originals of any Records required in connection with litigation or other proceedings pending or threatened against Seller and associated with the Properties, (c) originals of any Records required in connection with title or environmental due diligence, (d) originals of any Records required in connection with the Final Accounting Settlement, (e) originals of any Records required in connection with any transition activities, and/or (f) originals of any Records associated with any retained properties or interests. Any and all original Records retained by Seller shall be furnished to Buyer within thirty (30) Days after Seller's reasonable need for said Records ceases. Where Seller retains originals of the Records, Buyer shall have the right to copy any and all original Records so retained. Buyer agrees to maintain the Records received from Seller in accordance herewith for a period of seven (7) years after the Closing and shall afford Seller full access to the Records as reasonably requested by Seller. If Buyer desires to destroy the Records, or any portion thereof, it shall notify Seller prior to such destruction, and provide Seller the opportunity to take possession of the same.

      19.5 Further Assurances. From and after Closing, at the request of Seller but without further consideration, Buyer will execute and deliver or use reasonable efforts to cause to be executed and delivered such other instruments of conveyance and take such other actions as Seller reasonably may request to more effectively put Seller in possession of any property which was not intended by the parties or should not have been conveyed by Seller (including without limitation, reassignment from Buyer to Seller of any Properties which were conveyed in violation of a valid preferential right to purchase or consent to assignment). From and after Closing, at the request of Buyer but without further consideration, Seller shall execute and deliver or use reasonable efforts to cause to be executed and delivered such other instruments of conveyance and take such other actions as Buyer reasonably may request to more effectively put Buyer in possession of the Properties. If any of the Properties are incorrectly described, the description shall be corrected upon proof of the proper description. From and after Closing, Buyer and Seller shall each execute, acknowledge and deliver to the other such further instruments and take such further action as may be reasonably requested in order to more effectively assure to the other the full beneficial use and enjoyment of the Properties and otherwise to accomplish the purposes of the transaction contemplated by this Agreement.

      19.6 Survival of Representations and Warranties. The representations and warranties contained in Article 10 of this Agreement shall terminate one
(1) year after Closing. All other representations, warranties, indemnities, covenants and agreements contained in this Agreement shall survive the Closing indefinitely. The parties have made no representations or warranties, except those expressly set forth in this Agreement.

      19.7 Amendments and Severability. No amendments or other changes to this Agreement shall be effective or binding on either of the parties unless the same shall be in writing and signed by both Seller and Buyer. The invalidity of any one or more provisions of this Agreement shall not affect the validity of this Agreement as a whole, and in case of any such invalidity, this Agreement shall be construed as if the invalid provision had not been included herein.

      19.8 Successors and Assigns. This Agreement shall not be assigned, either in whole or in part, without the express written consent of the non-assigning party; provided however, Buyer shall upon obtaining the prior written consent of Seller (which consent shall not be unreasonably withheld) have the right to assign this Agreement to an Affiliate. The terms, covenants and conditions contained in this Agreement shall be binding upon and shall inure to the benefit of Seller and Buyer and their respective successors  and assigns,  and such terms,  covenants  and  conditions  shall be covenants running with the land and with each subsequent transfer or assignment of the Properties.

      19.9 Headings. The titles and headings set forth in this Agreement have been included solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement.

      19.10 Governing Law. This Agreement (including administration of the binding arbitration provision set forth in Article 18.1) shall be governed by and construed under the Laws of the State of Wyoming, excluding any choice of law rules which may direct the application of the Laws of another jurisdiction.

      19.11 No Partnership Created. It is not the purpose or intention of this Agreement to create (and it shall not be construed as creating) a joint venture, partnership or any type of association, and the parties are not authorized to act as agent or principal for each other with respect to any matter related hereto.

      19.12 Public Announcements. Neither Seller nor Buyer (including any of their Affiliates in either case) shall issue a public statement or press release with respect to the transaction contemplated herein (including the price and other terms) without the prior written consent of the other party, except as required by Law or listing agreement with a national security exchange and then only after prior consultation with the other party.

      19.13 No Third Party Beneficiaries. Nothing contained in this Agreement shall entitle anyone other than Seller or Buyer or their authorized successors and assigns to any claim, cause of action, remedy or right of any kind whatsoever.

      19.14 Waiver of Consumer Rights. As partial consideration for the parties agreeing to enter into this Agreement, the parties each can and do expressly waive the provisions of the Texas Deceptive Trade Practices Consumer Protection Act, Article 17.41 et seq., Texas Business and Commerce Code, a law that gives consumers special rights and protection, and all other consumer protection Laws of the State of Texas, or any other state, applicable to this transaction that may be waived by the parties. It is not the intent of the parties to waive and the parties shall not waive any applicable Law or provision thereof which is prohibited by Law from being waived. The parties hereto represent that they have had an adequate opportunity to review the preceding waiver provision, including the opportunity to submit the same to legal counsel for review and comment and after consultation with an attorney of their own selection voluntarily consent to this waiver, and understand the rights being waived herein.

      19.15 Not to be Construed Against Drafter. The parties acknowledge that they have had an adequate opportunity to review each and every provision contained in this Agreement and to submit the same to legal counsel for review and comment, including without limitation the waivers and indemnities in Articles 4.3, 5.3, 8, 9, 19.3, 19.6 and 19.14. Based on said review and consultation, the parties agree with each and every term contained in this Agreement. Based on the foregoing, the parties agree that the rule of construction that a contract be construed against the drafter, if any, shall not be applied in the interpretation and construction of this Agreement.

      19.16 Tax Deferred Exchange Election. Either party may elect to structure the conveyance of the Properties as part of an exchange under
Article 1031 of the Internal Revenue Code of 1986, as amended. The parties agree to execute all documents, conveyances or other instruments necessary to effectuate an Article 1031 exchange.

      19.17 Conspicuousness of Provisions. The parties acknowledge that the provisions contained in this Agreement that are set out in "bold" satisfy the requirement of the express negligence rule and any other requirement at law or in equity that provisions contained in a contract be conspicuously marked or highlighted.

      19.18 Execution in Counterparts. This Agreement may be executed in counterparts, which shall when taken together constitute one (1) valid and binding agreement.

      19.19 Entire Agreement. his Agreement and the Confidentiality Agreement supersede all prior and contemporaneous negotiations, understandings, letters of intent and agreements (whether oral or written) between the parties relating to the Properties and constitute the entire understanding and agreement between the parties with respect to the sale and purchase of the Properties.

     The parties have executed this Agreement on the day and year first set forth above.


                   AMOCO PRODUCTION COMPANY


                   By:    ______________________
                   Name:  Lon O. Buehner
                   Title: Attorney-in-Fact

                   HOWELL PETROLEUM CORPORATION



                   By:________________________________
                   Name:  Robert T. Moffett
                   Title: Vice President
                          Howell Petroleum Corporation

ATTEST


By:__________________________
Name:  John E. Brewster, Jr.
Title: Assistant Secretary
       Howell Petroleum Corporation




                                  EXHIBIT "A"
                        To Purchase and Sale Agreement
                                by and between
                       Amoco Production Company, Seller
                                      and
                      Howell Petroleum Corporation, Buyer


                 WORKING INTERESTS AND NET REVENUE INTERESTS

                             SEE ATTACHED DOCUMENT
                             SIXTY TWO (62) PAGES

                                  EXHIBIT "B"
                        To Purchase and Sale Agreement
                                by and between
                       Amoco Production Company, Seller
                                      and
                      Howell Petroleum Corporation, Buyer

                  PREFERENTIAL PURCHASE AND DEFECT ALLOCATION

          Properties
Allocated Value

----------------------------------------------------------------
Beaver Creek Area Properties
----------------------------------------------------------------
----------------------------------------------------------------

----------------------------------------------------------------
----------------------------------------------------------------
    Beaver Creek Unit as more particularly        $  187,068,000
   described in that certain Co-operative
   Development Contract Beaver Creek
   Structure dated March 29, 1937, and that certain Operating Agreement to Accompany
   Cooperative Development Contract dated
   August 12, 1947 (excluding the Beaver
   Creek Gas Processing Plant interests
   described below)

----------------------------------------------------------------
----------------------------------------------------------------
    Beaver Creek Gas Processing Plant as          $    5,400,000
   more particularly described in that
   certain Construction and Operating
   Agreement dated March 11, 1959

----------------------------------------------------------------
----------------------------------------------------------------
    Other Interests                               $      780,000

----------------------------------------------------------------
----------------------------------------------------------------

----------------------------------------------------------------
----------------------------------------------------------------
Elk Basin Unit Area Properties
----------------------------------------------------------------
----------------------------------------------------------------

----------------------------------------------------------------
----------------------------------------------------------------
    Elk Basin Unit as more particularly           $   20,634,000
   described in that certain Unit Agreement and Unit Operating Agreement dated April
   19, 1946, and that certain Unit Agreement and Unit Operating Agreement (Frontier) dated August 20, 1954 (excluding surface and royalty interest associated with the Amoco Lease Nos. 900182-A, 900183-A,
   900184-A and 900185-A
    described below)

----------------------------------------------------------------
----------------------------------------------------------------
    Amoco Lease Nos. 900182-A, 900183-A,          $    4,100,000
   900184-A and 900185-A

----------------------------------------------------------------
----------------------------------------------------------------
    Other Interests                               $    1,000,000
----------------------------------------------------------------
----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------
Salt Creek Unit Area Properties
----------------------------------------------------------------
----------------------------------------------------------------

----------------------------------------------------------------
----------------------------------------------------------------
    Salt Creek Unit as more particularly          $   45,582,000
   described in that certain Unit Agreement dated January 10, 1939 and Unit Operating
   Agreement dated August 18, 1939
   (excluding Leasehold Interest located in
   Section 6: SE1/4SE1/4, T39N-R78W
   described below)

----------------------------------------------------------------
----------------------------------------------------------------
    Leasehold Interest located in Section         $      400,000
   6: SE1/4SE1/4, T39N-R78W

----------------------------------------------------------------
----------------------------------------------------------------
    Other Interests                               $      100,000
----------------------------------------------------------------
----------------------------------------------------------------

----------------------------------------------------------------
----------------------------------------------------------------
Grass Creek Unit Area Properties
----------------------------------------------------------------
----------------------------------------------------------------

----------------------------------------------------------------
----------------------------------------------------------------
    Grass Creek Unit as more particularly         $    8,301,000
   described in that certain Unit Agreement and Unit Operating Agreement (Phosphoria
   Tensleep) dated April 1, 1974

----------------------------------------------------------------
----------------------------------------------------------------
    Other Interests                               $      100,000
----------------------------------------------------------------
----------------------------------------------------------------

----------------------------------------------------------------
----------------------------------------------------------------
Pitchfork Unit Area Properties
----------------------------------------------------------------
----------------------------------------------------------------

----------------------------------------------------------------
----------------------------------------------------------------
    Pitchfork Unit as more particularly           $    6,619,000
   described in that certain Unit Operating
   Agreement dated December 23, 1970

----------------------------------------------------------------
----------------------------------------------------------------
    Four Bear Pipeline located in Park            $      348,000
   County, Wyoming

----------------------------------------------------------------
----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------
Medicine Pole Hills Unit Area Properties
----------------------------------------------------------------
----------------------------------------------------------------

----------------------------------------------------------------
----------------------------------------------------------------
    Medicine Pole Hills Unit as more              $    3,846,000
   particularly described in that certain
   Unit Agreement and Unit Operating
   Agreement dated August 1, 1985

----------------------------------------------------------------
----------------------------------------------------------------
    Other Interests                               $      100,000
----------------------------------------------------------------
----------------------------------------------------------------

----------------------------------------------------------------
----------------------------------------------------------------
Red Wing Creek Unit Area Properties
----------------------------------------------------------------
----------------------------------------------------------------

----------------------------------------------------------------
----------------------------------------------------------------
    Red Wing Creek Unit as more particularly      $      946,000
   described in that certain Plan of
   Unitization Agreement dated June 10, 1981

----------------------------------------------------------------
----------------------------------------------------------------

----------------------------------------------------------------
----------------------------------------------------------------
BIG SAND DRAW UNIT AREA PROPERTIES
----------------------------------------------------------------
----------------------------------------------------------------

----------------------------------------------------------------
----------------------------------------------------------------
    Big Sand Draw Unit as more particularly
   described in that certain Cooperative or       $   16,057,000
   Unit Plan of Development dated December
   7, 1931

----------------------------------------------------------------
----------------------------------------------------------------
    Other Interests                               $      100,000
----------------------------------------------------------------
----------------------------------------------------------------

----------------------------------------------------------------
----------------------------------------------------------------
MISCELLANEOUS PROPERTIES
----------------------------------------------------------------
----------------------------------------------------------------

----------------------------------------------------------------
----------------------------------------------------------------
    Miscellaneous Gas Properties                  $      986,000
----------------------------------------------------------------
----------------------------------------------------------------
    Miscellaneous Oil Properties                  $       18,000
----------------------------------------------------------------
----------------------------------------------------------------

----------------------------------------------------------------
----------------------------------------------------------------
Total Allocated Value                             $  302,485,000
----------------------------------------------------------------




                                  EXHIBIT "C"
                        To Purchase and Sale Agreement
                                by and between
                       Amoco Production Company, Seller
                                      and
                      Howell Petroleum Corporation, Buyer



                              MATERIAL CONTRACTS

                             SEE ATTACHED DOCUMENT
                                 TWELVE PAGES


                              MATERIAL CONTRACTS


---------------------------------------------------------------------------
   AREA    DOCUMENT*                                                Cont.
                                                                    No.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
1 Elk      Agreement  for  Processing  Gas Produced  from Madison 12,100
  Basin    Participating  Area in Elk Basin  Plant,  Park County,
           Wyoming and Carbon County, Montana, dated 3-26-51
---------------------------------------------------------------------------
---------------------------------------------------------------------------
2 Elk     Gas  Processing  Agreement  between APC as Producer and 122,303
  Basin    APC as Plant Operator,  Elk Basin Gasoline Plant, Park
           County, Wyoming, dated 9-1-88
---------------------------------------------------------------------------
---------------------------------------------------------------------------
3 Elk     Gas  Sales  &  Purchase   Contract  (South  Elk  Basin) 90,971
  Basin    between  Continental  Oil Company,  as  Operator,  and
           APC, as Buyer, dated 11-3-75
---------------------------------------------------------------------------
---------------------------------------------------------------------------
4 Elk     Gas  Sales  &  Purchase  Contract  between  Texaco,  as 108,299
  Basin    Seller,   and  APC,  as  Operator  of  the  Elk  Basin
           Unit-Embar Tensleep Area, dated 4-29-82
---------------------------------------------------------------------------
---------------------------------------------------------------------------
5 Elk      Contract for Operations  between  Colorado  Interstate 146,766
  Basin    Gas  Company and APC, as operator of the Elk Basin Gas
           Plant, dated 8-1-91
---------------------------------------------------------------------------
---------------------------------------------------------------------------
6 Elk      Processing  Agreement  between  Jim  Capshaw  and APC, 159,379
  Basin    dated 1-30-97
---------------------------------------------------------------------------
---------------------------------------------------------------------------
7 Elk      Purchase  Agreement  between  Jim  Capshaw and APC for 159,380
  Basin    Finished Products, dated 1-30-97
---------------------------------------------------------------------------
---------------------------------------------------------------------------
8 Elk      Assignment  between  Stanolind Oil and Gas Company and 17,221
  Basin    Billings  Gas  Company,   dated  12-21-49;   Agreement
           between  Montana-Dakota  Utilities Company,  Stanolind
           Oil and Gas  Company and The Ohio Oil  Company,  dated
           7-9-51;    Modification   Agreement   between   Amoco,
           Wiliston  Basin   Interestate   Pipeline  Company  and
           Conoco, effective 1-1-96
---------------------------------------------------------------------------
---------------------------------------------------------------------------
9 Salt     Salt  Creek  Unit Area  Agreement  and Unit  Operating 5,972-B
  Creek    Agreement, Natrona County, Wyoming, dated 1-10-39
---------------------------------------------------------------------------
---------------------------------------------------------------------------
10 Salt    Border  Agreement  between Midwest,  as Operator,  and 5792-B
   Creek   Trigood, dated 4-1-62
---------------------------------------------------------------------------
---------------------------------------------------------------------------
11 Salt    Contract for  Operation  of Unit Area between  Midwest 5792-B
   Creek   Oil  Corporation,   as  Operator,   and  Pan  American
           Petroleum, dated 8-31-65
---------------------------------------------------------------------------
---------------------------------------------------------------------------
12 Salt    Cooperative  Injection  Agreement  between Midwest and 5792-B
   Creek   CRA Inc., dated 7-1-69
---------------------------------------------------------------------------
---------------------------------------------------------------------------
13 Salt    Gas  Purchase  Contract  between AETC and Northern Gas NA
   Creek   Company, dated 3-7-94
---------------------------------------------------------------------------
---------------------------------------------------------------------------
14 Salt    Gas Marketing Agreement between Amoco and Exxon,       159,293
   Creek   dated 3-17-97
---------------------------------------------------------------------------
---------------------------------------------------------------------------
15 Beaver  Agreement  for  Construction  and  Operation of Beaver 44,201
   Creek   Creek   Processing   Plant   between   Pan   American,
           Kerr-McGee and Phillips Petroleum, dated 3-11-59
---------------------------------------------------------------------------
---------------------------------------------------------------------------
16 Beaver  Cooperative   Development   Contract,   Beaver   Creek 5,792
   Creek   Structure, Fremont County, Wyoming, dated 3-29-37

---------------------------------------------------------------------------
---------------------------------------------------------------------------
17 Beaver  Agreement  between  Phillips and Kerr-McGee  regarding 5,792
   Creek   Beaver Creek Structure,  Stanolind as Operator,  dated
           2-6-57
---------------------------------------------------------------------------
---------------------------------------------------------------------------
18 Beaver  Operating    Agreement   to   Accompany    Cooperative 5,792
   Creek   Development Contract, dated 8-12-47
---------------------------------------------------------------------------
---------------------------------------------------------------------------
19 Red     Plan of  Unitization,  Red Wing Creek  Unit,  McKenzie 81,644
   Wing    County, North Dakota, dated 6-10-81
   Creek
---------------------------------------------------------------------------
---------------------------------------------------------------------------
20 Medicine Unit  Agreement,  Medicine Pole Hills,  Red River Unit 114,451
   Pole     Area, Bowman County, North Dakota, dated 4-22-85
   Hills
---------------------------------------------------------------------------
---------------------------------------------------------------------------
21 Medicine Unit  Operating  Agreement,  Medicine Pole Hills,  Red 114,451
   Pole     River Unit Area,  Bowman County,  North Dakota,  dated
   Hills    8-1-85
---------------------------------------------------------------------------
---------------------------------------------------------------------------
22 Grass    Unit Agreement,  Grass Creek Field Phosphoria-Tensleep 269,124
   Creek    Unit Area, Hot Springs County, Wyoming, dated 4-1-74   269,126

---------------------------------------------------------------------------
---------------------------------------------------------------------------
23 Grass    Unit   Operating   Agreement,    Grass   Creek   Field 90,102
   Creek    Phosphoria-Tensleep  Unit Area,  Hot  Springs  County,
            Wyoming, dated 4-1-74
---------------------------------------------------------------------------
---------------------------------------------------------------------------
24 Grass    Unit  Agreement for the  Development  and Operating of 34,150
   Creek    the Frontier Formation,  Hot Springs County,  Wyoming,
            dated 3-12-56

---------------------------------------------------------------------------
---------------------------------------------------------------------------
25 Grass    Unit  Operating  Agreement  for  the  Development  and 34,150
   Creek    Operation  of  the  Frontier  Formation,  Hot  Springs
            County, Wyoming, dated 3-29-56
---------------------------------------------------------------------------
---------------------------------------------------------------------------
26 Grass    Unit  Agreement for  Development  and Operating of the 38,638
   Creek    Grass  Creek   Pre-Tensleep  Unit  Area,  Hot  Springs
            County, Wyoming, dated 8-22-57
---------------------------------------------------------------------------
---------------------------------------------------------------------------
27 Grass    Unit   Operating    Agreement    under   Grass   Creek 38,638
   Creek    Pre-Tensleep  Unit  Agreement,   Hot  Springs  County,
            Wyoming, dated 8-22-57
---------------------------------------------------------------------------
---------------------------------------------------------------------------
28 Grass    Unit Agreement for  Development and Operation of Grass 44,530
   Creek    Creek Curtis Unit Area, Hot Springs County,  WY, dated
            11-20-58
---------------------------------------------------------------------------
---------------------------------------------------------------------------
29 Grass    Unit   Operating   Agreement   for   Development   and 44,530
   Creek    Operation  of  Grass  Creek  Curtis  Unit  Area,   Hot
            Springs County, Wyoming, dated 11-20-58
---------------------------------------------------------------------------
---------------------------------------------------------------------------
30 Pitchfork Unit  Development    Contract   between    California 49,492
             Exploration  and  Producers  &  Refiners  Corporation,
             dated 1-1-32
---------------------------------------------------------------------------
---------------------------------------------------------------------------
31 Big       Cooperative   Development   Contract,   Beaver   Creek 5,792
   Sand      Structure,
   Draw      dated 3-29-37
---------------------------------------------------------------------------
---------------------------------------------------------------------------
32 Big       Unit Agreement, dated 12-7-31                          89,705
   Sand                                                            615,450
   Draw
---------------------------------------------------------------------------
---------------------------------------------------------------------------
33 Elk      Elk Basin Unit  Agreement,  Park  County,  Wyoming and 102,803
   Basin    Carbon County, Montana, dated 4-19-46
---------------------------------------------------------------------------
---------------------------------------------------------------------------
34 Elk      Operating  Contract  under Elk Basin  Unit  Agreement, 12,100
   Basin    Park  County,  Wyoming  and  Carbon  County,  Montana,
            dated  4-19-46
---------------------------------------------------------------------------
---------------------------------------------------------------------------
35 Elk      Unit  Agreement,  Elk  Basin  (Frontier)  Unit,  dated 22,775
   Basin    8-20-54
---------------------------------------------------------------------------
---------------------------------------------------------------------------
36 Elk      Unit Operating  Agreement,  Elk Basin (Frontier) Unit, 22,775
   Basin    dated 8-20-54
---------------------------------------------------------------------------
---------------------------------------------------------------------------
37 Elk     Contract  for  Partial  Requirements  Electric  Service NA
   Basin   between Pacific Power & Light and APC, dated 1-17-94
---------------------------------------------------------------------------
---------------------------------------------------------------------------
38 Beaver  Casinghead  Gas Supply  Contract  between Pan American, 44,202
   Creek   Kerr-McGee and Phillips, dated 3-11-59
---------------------------------------------------------------------------
---------------------------------------------------------------------------
39 Beaver  Natural Gas Supply Contract between Pan American,  Kerr 57,546
   Creek   McGee and Phillips, dated 6-1-64
---------------------------------------------------------------------------
---------------------------------------------------------------------------
40 Beaver  Gas Purchase Agreement between K N Marketing and AETC,  157,934
   Creek   dated 5-1-96
---------------------------------------------------------------------------
---------------------------------------------------------------------------
41 Beaver  Natural Gas Supply  Contract  between  Kerr-McGee,  Pan 44,203
   Creek   American and Phillips, dated 3-11-59
---------------------------------------------------------------------------
---------------------------------------------------------------------------
42 Beaver  Sulfur Sale  Agreement  between  Amoco and  Tessenderlo NA
   Creek   Kerley, dated 12-1-96
---------------------------------------------------------------------------
---------------------------------------------------------------------------
43 Elk     Sulfur Loading  Agreement between Amoco and Tessenderlo 87,706
   Basin   Kerley, dated 12-1-96
---------------------------------------------------------------------------
---------------------------------------------------------------------------
44 Salt    Office  Space  Lease   between   Amoco  and   Petrolite NA
   Creek   Corporation, dated 6-1-93
---------------------------------------------------------------------------
---------------------------------------------------------------------------
45 Pitch   Construction   and   Operating    Agreement    Fourbear NA
   Fork    Pipeline, Park County, Wyoming, dated 6-15-59
---------------------------------------------------------------------------

* All references to contracts include any and all applicable amendments.




                                  EXHIBIT "D"
                        To Purchase and Sale Agreement
                                by and between
                       Amoco Production Company, Seller
                                      and
                      Howell Petroleum Corporation, Buyer


                                GAS IMBALANCES

                             SEE ATTACHED DOCUMENT
                                  THREE PAGES

                                  EXHIBIT "E"
                        To Purchase and Sale Agreement
                                by and between
                       Amoco Production Company, Seller
                                      and
                      Howell Petroleum Corporation, Buyer


                                 PARTNERSHIPS


1. Tax Partnership included in that certain Joint Operating Agreement dated the 27th day of August, 1985 covering the NW/4 of Section 15, Township 30 North, Range 45 East, Valley County, Montana.




                                  EXHIBIT "F"
                        To Purchase and Sale Agreement
                                by and between
                       Amoco Production Company, Seller
                                      and
                      Howell Petroleum Corporation, Buyer



                       EXCLUDED PROPERTIES - AFFILIATES

Amoco Pipeline Company Station Sites:

1.    Elk Basin Station (Sec. 8, T58N, R100W, Park County, Wyoming)

      - The Elk Basin Station is an unmanned station on the Elk Basin leg of the Lost Cabin Crude Gathering System that is owned and operated by Amoco Pipeline Company ("APL"). It receives crude oil from APL's 12-inch line from Billings and delivers crude via an 8-inch line to the Silver Tip Station. Its primary receipt of oil comes from APL's facilities located at Oregon Station via APL's 12-inch mainline and Marathon Pipeline at Elk Basin. Elk Basin Station's primary function is to deliver "Y" crude to the Silver Tip Station, an APL metering facility, then to Exxon Pipeline's tank farm.

      - Elk Basin Station Equipment. The Elk Basin Station includes pipelines, tanks, meters, measurement facilities, pumps, valves, scraper traps, fittings, connections and other appurtenances, including without limitation, the following:

           a. Pumping Unit. There is one pumping unit. Unit #1 is a Gaso 2652 positive displacement pump with a 250 HP Allis Chalmers electric motor.

           b.   Booster  Pump.  There  is one  booster  pump.  Booster  #1 is a
                Johnson  4-stage  vertical   centrifugal  pump  with  a  30  HP
                Continental electric motor.

           c. Control Valve. There is an ANSI 600 4-inch Fisher valve and actuator that is in the pump bypass for startup and closes when the pump gets onstream.

           d. Back Pressure Control Valve. There is an ANSI 600 4-inch Fisher valve and actuator that is used to control the hill pressure and line fill from the Oregon Station.

           e. Relief Valve. There is an ANSI 600 relief valve in the incoming trap from the Oregon Station to protect the line from the Oregon Station to Elk Basin, and is set to relieve into tankage at 640 psi.

           f.   Tankage.  There are two 54,000 bbl tanks (Nos. 6727 and 6728).

           g.   LACT. Elk Basin LACT located on the Elk Basin Station grounds.


2.    Edgerton Station (Sec. 10, T40N, R78W Natrona County, Wyoming)

      - The Edgerton Station is an unmanned origin station on the Edgerton leg of the Salt Creek Crude Gathering System that is owned and operated by APL. It receives "U" or "Sweet" crude from Belle Fourche Pipeline Company ("Belle Fourche") through their tank and Automatic Custody Transfer ("ACT") unit.

      - Edgerton Station Equipment. The Egderton Station includes pipelines, tanks, meters, measurement facilities, pumps, valves, scraper traps, fittings, connections and other appurtenances, including without limitation, the following:

           a. Pumping Units. There are two pumping units. Unit #1 is a Byron Jackson nine-stage VLT vertical centrifugal pump with a 50 HP Siemens electric motor.

           b. Manually Operated Block Valves. There are five manually operated block valves; one on either side of the two units, and one in a bypass between the two units. All valves are ANSI 300 6-inch valves, except for the valve upstream of Unit #2 which is an ANSI 150 6-inch valve.

           c. Check Valve. There are two ANSI 300 6-inch check valves. The check valve for Unit #1 is upstream of the control valve and the check valve for Unit #2 is upstream of the block valve for the unit. These valves are placed to eliminate any backflow when the station is down and the block valves are not closed.

           d. Control Valve. There is an ANSI 300 4-inch Fisher control valve downstream of Unit #1 to automatically control the station's flow and suction and discharge pressures.

           e. Crude Line. There is a 4.97 mile 6-inch crude line from the Edgerton Station to Salt Creek.

           f. Belle Fourche Facilities. Belle Fourche owns and operates a tank and ACT with a meter, BS&W monitor, pump, valves and piping to deliver "U" crude to APL's pump.


3.    Salt Creek Station (Sec. 24, T40N, R79W, Natrona County, Wyoming)

      - The Salt Creek Station is a manned origin station on the mainline to Casper of the Salt Creek Crude Gathering System that is owned and operated by APL. It receives "BW" or "Sweet" crude from Reno, Sussex; "TSP" or "Tensleep" crude from Reno, Sussex and the local East Salt Creek lines; "U" or light "Sweet" crude from the Edgerton line; "BW" crude from local Salt Creek lines; and "Y" or heavy "Sour" crude on a local Salt Creek line, and batches it to the Casper tank farm.

      - Salt Creek Station Equipment. The Salt Creek Station includes pipelines, tanks, meters, measurement facilities, pumps, valves, scraper traps, fittings, connections and other appurtenances, including without limitation, the following:

           a. Pumping Units. There are three pumping units. Units #1 and #2 are Byron Jackson 5-stage centrifugal pumps with Electric Motive 500 HP electric motors. Unit #3 is a Bingham 3-stage centrifugal pump with a Louis Allis 2,000 HP electric motor.

           b.   Booster  Pump.  There  is one  booster  pump.  Booster  #1 is a
                Johnson   5-stage   (de-staged   to   2)   vertical   deep-well
                centrifugal pump with a 150 HP General Electric motor.

           c. Control Valves. There are two ANSI 600 8-inch Fisher control valves. One is downstream of Units #1 and #2 and the other is downstream of Unit #3 to control the station's suction and discharge pressures. Unit #3 does not operate with Units #1 and #2 and has a separate discharge line.

           d. Motor-Operated Block Valves. There are seven ANSI 150 12-inch and two ANSI 150 8-inch motor-operated valves (Units #1 and #2), six of which are in the suction line from the tanks used to supply crude to the mainline units. Three are in the suction lines to the pumps and adjacent to them.

           e. Manually Operated Block Valves. There are three key manually operated block valves. Two are ANSI 150 8-inch valves that isolate Units #1, #2 or #3 from the incoming crude line when one or the other is running. The other is an ANSI 600 12-inch valve in the mainline downstream of the units to isolate the station from the line.

           f.   Check  Valve.   There  is  an  ANSI  600  16-inch  check  valve
                upstream of the mainline valve to eliminate backflow when the station is down and the block value is not closed.

           g. Relief Valves. There are two relief valves on the incoming gathering lines from Reno and North Fork at the Salt Creek scraper trap. The valves relieve into Tank No. 47840.

           h. Meters. There are two ANSI 150 positive displacement meters for measuring the flow from the Salt Creek Station to Casper. One meter is 8-inch and the other is 10-inch.

           i. Gravitometers. There are three gravitometers at the Salt Creek Station to measure the gravity of the incoming crude from Reno and the outgoing batches to Casper. Gravity is used in the Programmable Logic Controller to switch the "B" and "T" crudes to the appropriate tanks via the Salt Creek manifold. The third gravitometer is on the East Salt Creek Line and switches automatically from "P" to TSP crudes.

           j. Two-Way Valves. There are two ANSI 300 8-inch two-way valves on the incoming lines from Reno and East Salt Creek to direct the different crudes to the proper tanks.

           k. Programmable Logic Controller. A GE 6000 Programmable Logic Controller is used to sequence the units onstream and shut them down, divert "B" and "T" crude from Reno and East Salt Creek to the appropriate tanks, and act as the communication device instead of the AMOCAMS 300 and generally monitor the station.

           l. Tankage. Salt Creek Station has six tanks (Nos. 6635, 6636, 47840, 48213, 42617 and 6682).

           m. ACT. Salt Creek Truck ACT, includes tank Nos. 7072 and 7065 located on the Salt Creek Station grounds.

           n. Gathering Pipelines. Gathering pipelines associated with the Salt Creek Station site include:

                -    From LACT 5 (Sec. 14, T40N R78W)
                -    From LACT 10 (Sec. 30, T40N R78W)
                -    From LACT 20 (Sec. 26 ,T40N R78W)
                -    From LACT 4 (Sec. 11, T40N R79W)
                -    From LACT 11 (Sec. 35, T40N R79W)
                -    South Gravity Line (Sec. 24, 25, 36, T40N R79W)
                -    South Gravity Line (Sec. 13, 12, 1, T39N R78W)

Line Segments

APL owned and operated Salt Creek Crude Gathering System which includes pipelines, tanks, meters, measurement facilities, pumps, valves, scraper traps, fittings, connections and other appurtenances, including without limitation, the following:

1.    Salt Creek/Casper Mainline

      - 23.13 mi of 16-inch pipe and 17.82 mi of 12-inch pipe that originates at the Salt Creek Station and runs south parallel to I-25/US Highway 87 to the Casper Station.

2.    Reno/Salt Creek Gathering Line

      - 31.87 mi of 10-inch pipe originating at the Reno Station and runs to the Salt Creek Station and parallels I-25/US Highway 87 (5-10 mi
           East).

3.    North Fork/Salt Creek Gathering Line

      - 29.59 mi of 12-inch pipe originating at North Fork Station and runs SE parallel and close to I-25/US Highway 87.

4.    Edgerton/Salt Creek Gathering Line

      - 4.97 mi of 6-inch pipe originating at Edgerton Station and runs SW parallel to State Hwy 387 to the Salt Creek Station.

5.    Billings to Casper Trunk Line

      -    Originating in Billings, through Elk Basin to Casper.

6.    Elk Basin to Silvertip

      - 7.23 mi of 8-inch pipe originating at Elk Basin and runs north through Elk Basin field along Silvertip Creek.



Downstream Facilities

Any and all assets downstream of the LACTS, including without limitation, pipelines, tanks, meters, measurement facilities, pumps, valves, scraper traps, fittings, connections and other appurtenances.

                                 EXHIBIT "F-1"
                        To Purchase and Sale Agreement
                                by and between
                       Amoco Production Company, Seller
                                      and
                      Howell Petroleum Corporation, Buyer


                          EXCLUDED PROPERTIES - OTHER

                             SEE ATTACHED DOCUMENT
                                   TWO PAGES

                                  EXHIBIT "G"
                        To Purchase and Sale Agreement
                                by and between
                       Amoco Production Company, Seller
                                      and
                      Howell Petroleum Corporation, Buyer


                        CLAIMS, DISPUTES AND LITIGATION

     The following is a summary of the currently identified pending claims, disputes and litigation associated with the Properties:

      1. Robert A. James and Sharon V. James vs. Oil Field Safety, Inc., and Amoco Production Company, in the 9th District Court, Freemont County, Wyoming, Case No. CV28909. The Plaintiff alleges he is suffering health problems due to H2S exposure at the Beaver Creek 116 Well.

      2. Donald Swanton and Lori Swanton vs. V-1 Oil Company, et. al., in the United States District Court for the District of Montana, Great Falls Division, Case No. CV-95-105-GF-PGH. The Plaintiff alleges he was injured as a result of inadequate odorant contained in liquid products he purchased.

      3. Wilford M. Burton, et. al., vs. Amoco Production Company, et. al., in the Third Judicial District Court, Salt Lake County, Utah, Case No. 96-09017-95CV. This is an oil royalties dispute. The Plaintiffs seek certification of a nationwide class.

      4. M. Lovelace Jr., et. al., vs. Amerada Hess Corporation, et. al., in the Circuit Court of Estambia County, Alabama, Case No. CV-96-297. The Plaintiffs allege violation of anti-trust laws of the various producing states by conspiring to artificially depress the "posted price" on which royalties are paid. The Plaintiffs seek certification of a nationwide class.

      5. The McMahon Foundation, et. al., vs. Amerada Hess Corporation, et. al., in the United States District Court, Southern District of Texas, Houston Division, Case No. H-96-1155. The Plaintiffs allege violation of federal anti-trust laws by conspiring to artificially depress the "posted price" on which royalties are paid. The Plaintiffs seek certification of a nationwide class.

       6. MMS Issues. Amoco and the MMS are involved in ongoing discussions concerning the alleged underpayment of royalties on a nationwide basis. See Schedule 1 (Summary of Outstanding MMS Issues) attached hereto.


      7. Cameron Parish School Board, et al. v. Texaco, Inc., et al., in the United States District Court, Western District of Louisiana, Lake Charles Division, Civil Action No. CV 96-1222. The Plaintiffs allege defendants have violated federal anti-trust laws by conspiring to artificially depress the "posted price" on which royalties are paid, fraudulently concealing price-fixing activities and in turn underpaying plaintiffs for crude oil. The Plaintiffs seek certification of a nationwide class with respect to the anti-trust claims.

      8. James Donald Stanley, et al. v. Gulf Oil Corporation, et al., in the United States District Court for the Southern District of Mississippi, Hattiesburg, Division, Civil Action No. 2:97CV279PG. Plaintiffs allege that defendants have violated federal antitrust laws, have set their posted prices at levels consistently below a fair market price and that their royalty payments have been too low as a result. Plaintiffs sue to recover this underpayment and seek certification of a nationwide class.

      9. Randolph Energy, Inc. v. Amerada Hess Corp. et al., in the United States District Court, for the Southern District of Mississippi, Hattiesburg Division, Civil Action No. 2:97CV273PG. Plaintiffs allege conspiracy among the Defendant oil companies to fix, depress, stabilize and maintain at artificially low levels the prices paid for the first purchase of crude oil sold from leases in which Plaintiffs own interests by using posted prices in a sham manner in order to keep them in a range below competitive market prices. The Plaintiffs seek certification of a nationwide class.

      10. Department of Justice Investigation The Department of Justice and the Office of the Inspector General of the Department of the Interior are conducting an investigation of whether Amoco and other oil and gas producers have violated the False Claims Act, 31 U.S.C. Section 3729 et. seq., in connection with alleged underpayment of royalties for extraction of oil or gas on federal or indian lands.

Seller is currently conducting a review to determine if additional claims, disputes and litigation are pending. If Seller determines prior to Closing that additional matters are pending, the above information will be supplemented. Additional information in Seller's possession associated with the above referenced matters will prior to Closing be provided upon request.


                                  EXHIBIT "H"
                        To Purchase and Sale Agreement
                                by and between
                       Amoco Production Company, Seller
                                      and
                      Howell Petroleum Corporation, Buyer


                          ASSIGNMENT AND BILL OF SALE


STATE OF [Insert State]      Section

COUNTY OF [Insert County] Section


     This ASSIGNMENT AND BILL OF SALE ("Assignment") dated the [Insert Day] day of [Insert Month], 1997, but effective as of the 1st day of December, 1997 ("Effective Time"), is from Amoco Production Company, a Delaware corporation, with an office at 501 WestLake Park Boulevard, Houston, Texas 77079 (hereinafter referred to as "Assignor") to [Insert Company Name], a [Insert State of Incorporation] corporation, with an office at [Insert Address] (hereinafter referred to as "Assignee").

     FOR Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby GRANTS, CONVEYS, SELLS and ASSIGNS to Assignee the following properties (real, personal or mixed) and rights (contractual or otherwise):

     [DEFINITION  OF  PROPERTIES  AND  EXCLUDED  ASSETS - TO BE  INSERTED  FROM
ARTICLE 1.44]

All of the properties (real, personal and mixed) and rights (contractual or otherwise) described are referred to as "Properties".

     TO HAVE AND TO HOLD the Properties subject to the following terms and conditions:

     1. Special Warranty Of Title. Seller shall warrant title to and forever defend title to the Properties conveyed to Buyer against every person whomsoever lawfully claiming title to the Properties, or any part thereof by, through or under Seller, but not otherwise.

     2. Agreements. This Assignment is made subject to and shall be burdened by the terms, covenants and conditions contained in any contracts, agreements and instruments affecting the Properties; and at and after the Effective Time, Assignee expressly agrees to be bound by, assume the obligations arising under, and shall perform all of the terms, covenants and conditions contained therein.

     3.   Compliance  With  Laws:  This  Assignment  is  made  subject  to  all applicable laws, statutes, ordinances, permits, decrees, orders, judgments, rules and regulations which are promulgated, issued or enacted by a governmental entity or tribal authority having appropriate jurisdiction, and Assignee shall comply with the same at and after the Effective Time.

     4. Successors and Assigns. The terms, covenants and conditions contained in this Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and such terms, covenants and conditions shall be covenants running with the land and with each subsequent transfer or assignment of the Properties, or any part thereof.

     5. Purchase and Sale Agreement. This Assignment (a copy of which can be obtained from Assignee at the above referenced address) is made in accordance with and is subject to the terms, covenants and conditions contained in that certain PURCHASE AND SALE AGREEMENT dated the [Insert Day] day of [Insert Month], 1997, by and between Amoco Production Company and
[Insert Company Name] ("Purchase and Sale Agreement"), and the terms, covenants and conditions contained in the Purchase and Sale Agreement are incorporated herein by reference as though said terms, covenants and conditions were fully set forth verbatim herein. If there is a conflict between the provisions of the Purchase and Sale Agreement and this Assignment, the provisions of the Purchase and Sale Agreement shall control the rights and obligations of the parties, and their authorized successors and assigns.

     EXECUTED on the day and year first referenced above, but effective as of the Effective Time.

                               Assignor
                               AMOCO PRODUCTION COMPANY

                              By:   __________________________
                              Name: __________________________
                              Title:Attorney-in-Fact


                              Assignee
                              [Insert Company Name]

                              By:   __________________________
                              Name: __________________________
                              Title:Attorney-in-Fact




STATE OF TEXAS     Section

COUNTY OF HARRIS   Section

     The foregoing instrument was acknowledged before me this _______ day of ___________________, 199__, by ________________________, Attorney-in-Fact on
behalf of __________________________ a _______________ corporation.


My commission expires:
_________________________________


                               Signature

                               _________________________________
                               Name (Printed, Typed of Stamped)
                               Notary Public in and for the
                               State of Texas



STATE OF TEXAS    Section

COUNTY OF HARRIS   Section

     The foregoing instrument was acknowledged before me this _______ day of _______________, 199__, by ________________________, ________ on behalf of
__________________________ a _______________ corporation.


My commission expires:
_________________________________



                               Signature

                               _________________________________
                               Name (Printed, Typed of Stamped)
                               Notary Public in and for the
                               State of Texas




                                  EXHIBIT "I"
                        To Purchase and Sale Agreement
                                by and between
                       Amoco Production Company, Seller
                                      and
                        Howell Petroleum Corporation, Buyer


                                 SURFACE DEED

 STATE OF [Insert State]       Section

COUNTY OF [Insert County] Section

      AMOCO PRODUCTION COMPANY, a Delaware corporation, with an address at 501 WestLake Park Boulevard, Houston, Texas 77079 ("Grantor"), for ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby grant, sell and convey with special warranty of title unto [Insert Company Name], with an office at [Insert Address] ("Grantee"), the SURFACE ESTATE ONLY of those certain tracts of land situated in [Insert County] County, [Insert State], being more specifically described in Exhibit "A", attached hereto and incorporated herein by reference (collectively referred to herein as "the Property").

      TO HAVE AND TO HOLD the Property together with all rights and privileges thereto appertaining, unto Grantee, its successors and assigns.

     Grantor shall warrant title to and forever defend title to the Properties conveyed to Grantee against every person whomsoever lawfully claiming title to the Properties, or any part thereof by, through or under Grantor, but not otherwise.

      The terms, covenants and conditions contained in this Deed shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, and such terms, covenants and conditions shall be covenants running with the land and with each subsequent transfer or assignment of the Property, or any part thereof.

      This Deed is made in accordance with and subject to any and all oil, gas and mineral leases; and all restrictions, reservations, covenants, conditions, agreements, rights-of-way and easements of record in [Insert County] County, [Insert State], and/or disclosed to Grantee, affecting the Property, or any part thereof, and the terms, covenants and conditions contained in that certain Purchase and Sale Agreement (a copy of which can be obtained from Grantee at the above referenced address) dated the [Insert Day] day of [Insert Month], 1997, by and between Grantor and Grantee ("Purchase and Sale Agreement"). The terms, covenants and conditions contained in the Purchase and Sale Agreement are incorporated herein by reference as though said terms, covenants and conditions were fully set forth herein. If there is a conflict between the provisions of the Purchase and Sale Agreement and this Deed, the provisions of the Purchase and Sale Agreement shall control the rights and obligations of the parties.

      EXECUTED this [Insert Day] day of [Insert Month], 1997, but effective the 1st day of December, 1997.

AMOCO PRODUCTION COMPANY         [Insert Company Name]


By:                                  By:
Name:                            Name:
Title:  Attorney-in-Fact                      Title:  Attorney-in-Fact


STATE OF TEXAS             Section

COUNTY OF HARRIS           Section

     The foregoing instrument was acknowledged before me this _______ day of ___________________, 1997, by ________________________, Attorney-in-Fact on
behalf of __________________________________, a  ____________ corporation.


My commission expires:
_________________________________


                               Signature

                               _________________________________
                               Name (Printed, Typed of Stamped)
                               Notary Public in and for the
                               State of Texas



STATE OF TEXAS                 Section

COUNTY OF HARRIS               Section

     The foregoing instrument was acknowledged before me this _______ day of _______________, 1997, by ________________________, ___________ on behalf of
__________________________________, a  ____________ corporation.


My commission expires:
_________________________________


                               Signature

                               _________________________________
                               Name (Printed, Typed of Stamped)
                               Notary Public in and for the
                               State of _______________





                                   EXHIBIT "J"
                        To Purchase and Sale Agreement
                                by and between
                       Amoco Production Company, Seller
                                      and
                      Howell Petroleum Corporation, Buyer


                                 MINERAL DEED

 STATE OF [Insert State]       Section

COUNTY OF [Insert County] Section

      AMOCO PRODUCTION COMPANY, a Delaware corporation, with an address at 501 WestLake Park Boulevard, Houston, Texas 77079 ("Grantor"), for ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby grant, sell and convey with special warranty of title unto [Insert Company Name], with an office at [Insert Address] ("Grantee"), the MINERAL ESTATE ONLY associated with those certain tracts of land situated in [Insert County], County, [Insert State], being more specifically described in Exhibit "A", attached hereto and incorporated herein by reference (collectively referred to herein as "the Mineral Interest").

      TO HAVE AND TO HOLD the Mineral Interest together with all rights and privileges thereto appertaining, unto Grantee, its successors and assigns.

     Grantor shall warrant title to and forever defend title to the Properties conveyed to Grantee against every person whomsoever lawfully claiming title to the Properties, or any part thereof by, through or under Grantor, but not otherwise.

      The terms, covenants and conditions contained in this Mineral Deed shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, and such terms, covenants and conditions shall be covenants running with the land and with each subsequent transfer or assignment of the Mineral Interest, or any part thereof.

      This Mineral Deed is made in accordance with and subject to any and all oil, gas and mineral leases; and all restrictions, reservations, covenants, conditions, agreements, rights-of-way and easements of record in [Insert County] County, [Insert State], and/or disclosed to Grantee, affecting the Mineral Interest, or any part thereof, and the terms, covenants and conditions contained in that certain Purchase and Sale Agreement (a copy of which can be obtained from Grantee at the above referenced address) dated the [Insert Day] day of [Insert Month], 1997, by and between Grantor and Grantee ("Purchase and Sale Agreement"). The terms, covenants and conditions contained in the Purchase and Sale Agreement are incorporated herein by reference as though said terms, covenants and conditions were fully set forth herein. If there is a conflict between the provisions of the Purchase and Sale Agreement and this Mineral Deed, the provisions of the Purchase and Sale Agreement shall control the rights and obligations of the parties.

      EXECUTED this [Insert Day], day of [Insert Month], 1997, but effective the 1st day of December, 1997.

AMOCO PRODUCTION COMPANY         [Insert Company Name]


By:                              By:
Name:                            Name:
Title:  Attorney-in-Fact         Title:  Attorney-in-Fact


STATE OF TEXAS     Section

COUNTY OF HARRIS   Section

     The foregoing instrument was acknowledged before me this _______ day of ___________________, 1997, by ________________________, Attorney-in-Fact on
behalf of __________________________________, a  ____________ corporation.



My commission expires:
_________________________________


                               Signature

                               _________________________________
                               Name (Printed, Typed of Stamped)
                               Notary Public in and for the
                               State of Texas


STATE OF TEXAS     Section

COUNTY OF HARRIS   Section

     The foregoing instrument was acknowledged before me this _______ day of _______________, 1997, by ________________________, ___________ on behalf of
__________________________________, a  ____________ corporation.


My commission expires:
_________________________________


                               Signature

                               _________________________________
                               Name (Printed, Typed of Stamped)
                               Notary Public in and for the
                               State of _______________



                                  EXHIBIT "K"
                        To Purchase and Sale Agreement
                                by and between
                       Amoco Production Company, Seller
                                      and
                      Howell Petroleum Corporation, Buyer

                                  CERTIFICATE

      I, [Insert Name], [Insert Title] of [Insert Seller/Buyer], a [Insert State of Incorporation] corporation ("[Insert Seller/Buyer]"), do hereby
certify pursuant to Article          of the  Purchase  and  Sale  Agreement  by
and between  Amoco  Production  Company and [Insert  Company  Name],  dated the
[Insert  Day]  day  of  [Insert  Month],  1997  (the  "Agreement"),   that  the
representations and warranties contained in the Agreement are true and correct on and as of the date hereof, except for inaccuracies which in the aggregate are not material when considering the transaction as a whole.

                               [Insert Seller/Buyer]


                               By:
                               Name:
                               Title:
                               Date:



                                  EXHIBIT "L"
                        To Purchase and Sale Agreement
                                by and between
                       Amoco Production Company, Seller
                                      and
                      Howell Petroleum Corporation, Buyer

                                LETTERS-IN-LIEU


[Insert Date]


[Insert Product Purchaser's Name]
[Insert Product Purchaser's Address]


Gentlemen:

      Enclosed is a copy of an unrecorded Assignment and Bill of Sale dated the [Insert Day] day of [Insert Month], 1997, from Amoco Production Company ("Seller") to [Insert Company Name] ("Buyer") conveying all of Seller's right, title and interests in and to the properties described in Exhibit "A" attached hereto ("Properties").

      You are currently disbursing proceeds from the oil or gas produced from the Properties pursuant to certain division orders, transfer orders or other agreements. This letter is provided by Seller and Buyer as an agreement in lieu of having separate division orders or transfer orders prepared and executed for the Properties.

      PAYMENT INSTRUCTIONS - Effective as of the next distribution date, and until further notice, Seller and Buyer hereby authorize and instruct you to pay to Buyer all amounts which become due to the interests formerly owned by Seller for any products produced or sold from the Properties. Payments should be made to Buyer at the following address:

                            [Insert Company's Name]
                          [Insert Company's Address]
                      [Insert Company's Telephone Number]

It is the intent of Seller and Buyer that there be no suspension of or interruption in payments made by you with respect to the Properties.

      INDEMNITY - Buyer hereby agrees to indemnify you against any and all claims, demands, suits, causes of action, losses, damages and costs (including attorneys' fees and costs of litigation) occurring as a result of your making payments or remittances in the manner specified herein.

      FURTHER INFORMATION - Upon request, Buyer will furnish you a copy of the recorded Assignment and Bill of Sale, when available. If you have any questions regarding the Properties or other matters set forth herein, or if for any reason you are unable to comply with the request set forth in this letter, you are requested to contact Buyer at the above-referenced address.

      In order that Buyer may have a record evidencing your acceptance of this letter, we request that you sign two (2) copies of this letter in the space provided below and return one (1) fully executed copy to Buyer at the above-referenced address.


BUYER                          SELLER

[Insert Company Name]          AMOCO PRODUCTION COMPANY

By:                            By:
Name:                          Name:
Title:  Attorney-in-Fact       Title:  Attorney-in-Fact



RECEIPT IS ACKNOWLEDGED THIS [Insert Day] DAY OF [Insert Month], 1997.


[Insert Product Purchaser's Name]

By:   ______________________
Name: ______________________
Title:______________________


                                  EXHIBIT "M"
                        To Purchase and Sale Agreement
                                by and between
                       Amoco Production Company, Seller
                                      and
                      Howell Petroleum Corporation, Buyer


                              OPINION OF COUNSEL

[Insert Date]

To:  [Insert Seller/Buyer]


Gentlemen:

This opinion is delivered to you pursuant to that certain Purchase and Sale Agreement by and between Amoco Production Company, a Delaware corporation ("Seller") and [Insert Company Name], a [Insert State of Incorporation] corporation ("Buyer") dated the [Insert Day] day of [Insert Month], 1997 (the "Agreement"). Capitalized terms not otherwise defined have the same meanings as set forth in the Agreement.

As counsel for [Insert Seller/Buyer], I have made such legal and factual examinations as I have deemed necessary and proper in rendering the opinions herein expressed, and I have examined such documents as the materials listed below:

(a) The Certificate of Incorporation and Bylaws of [Insert Seller/Buyer], as amended;

(b)   Confirmation  from  the  applicable  Secretary  of  State  as to the good
standing  of  [Insert   Seller/Buyer],   in  the  State  of  [Insert  State  of
Incorporation];

(c) Certified copies of resolutions adopted by the Board of Directors of [Insert Seller/Buyer] in connection with the Agreement and certain related matters; and

(d)   An executed copy of the Agreement.

Based upon the foregoing and having regard to the legal considerations which I deem relevant, it is my opinion that:

1. [Insert Seller/Buyer] is a corporation duly organized, validly existing and in good standing under the Laws of the State of [Insert State of Incorporation], having all requisite corporate power and authority to own and lease the Properties. [Insert Seller/Buyer] is duly licensed or qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the Properties are located;

2. [Insert Seller/Buyer] has all requisite corporate power and authority to execute and deliver the Agreement, to consummate the transactions contemplated therein and to perform all of the terms and conditions to be performed by it as provided for in the Agreement. The execution and delivery of the Agreement by [Insert Seller/Buyer], the performance by [Insert Seller/Buyer] of all of the terms and conditions to be performed by it and the consummation of the transactions contemplated therein have been duly authorized and approved by all necessary corporate action. The Agreement has been duly executed and delivered by [Insert Seller/Buyer] and constitutes the valid and binding obligation of [Insert Seller/Buyer], enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other Laws relating to or affecting the enforcement of creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); and

3. The execution and delivery of the Agreement and the consummation of the transaction contemplated therein will not conflict with or require the consent of any person or entity under any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of [Insert Seller/Buyer].

In rendering this opinion, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted as certified, photostatic or otherwise identified as copies. I also have obtained and relied upon such certificates as to factual matters and other assurances from public officials and officers of [Insert Seller/Buyer] as I considered necessary for the purpose of rendering this opinion. With respect to the good standing of [Insert Seller/Buyer], I have relied solely on the advice of the Secretary of State of [Insert State of Incorporation].

The foregoing opinion is limited to the laws of the State of [Insert Attorney's State of License] and the federal laws of the United States of America, and I express no opinion as to the applicability or the effect of the laws of any other jurisdiction.

This opinion is rendered solely for the benefit of the entity to which this opinion is addressed in connection with the Agreement and the transactions contemplated thereby, and may not be relied upon for any other purpose, nor may it be furnished to, used, circulated, quoted or referred to by any other person or entity without my prior written consent.

                                    Sincerely,



                                    Name:
                                    Counsel For:
                                    Date:


                                  EXHIBIT "N"
                        To Purchase and Sale Agreement
                                by and between
                       Amoco Production Company, Seller
                                      and
                      Howell Petroleum Corporation, Buyer


                             NON-FOREIGN AFFIDAVIT

                     Exemption from Withholding of Tax For
                 Dispositions of U.S. Real Property Interests


     Article 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform [Insert Company Name] ("Buyer") that withholding of tax is not required upon the disposition of a U.S. real property interest by Amoco Production Company, the undersigned hereby certifies the following:

     1.   Amoco  Production  Company  is  not  a  nonresident  alien,   foreign
corporation,   foreign  partnership,  foreign  trust,  or  foreign  estate  for purposes of U.S. income taxation;

     2.   Amoco   Production   Company's   taxpayer   identifying   number   is
73-0466080; and

     3. Amoco Production Company's home address is 200 East Randolph Drive, Chicago, Illinois 60601.

     Amoco Production Company understands that this certification may be disclosed to the Internal Revenue Service by Buyer and that any false statement contained herein could be punished by fine, imprisonment, or both.

     Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete, and I further declare I have authority to sign this document.

AMOCO PRODUCTION COMPANY


                              By:   __________________________
                              Name:  ___________________________
                              Title: Attorney-in-Fact

STATE OF TEXAS     Section

COUNTY OF HARRIS   Section

     The foregoing instrument was acknowledged before me this _______ day of ___________________, 199__, by ________________________ as Attorney-in-Fact,
on behalf of Amoco Production Company, a Delaware corporation.


My commission expires:
_________________________________


                               Signature

                               _________________________________
                               Name (Printed, Typed of Stamped)
                               Notary Public in and for the
                               State of Texas


                                  EXHIBIT "O"
                        To Purchase and Sale Agreement
                                by and between
                       Amoco Production Company, Seller
                                      and
                      Howell Petroleum Corporation, Buyer


                             TRANSITION AGREEMENT

      THIS TRANSITION AGREEMENT ("Agreement") is entered into this [Insert Day] day of [Insert Month], 1997, by and between [Insert Buyer], with a mailing address of [Insert Address] ("Buyer") and AMOCO PRODUCTION COMPANY, with a mailing address of 501 WestLake Boulevard, Houston, Texas 77079 ("Amoco").

      WHEREAS, on the [Insert Day] day of [Insert Month], 1997, Amoco and Buyer entered into a Purchase and Sale Agreement wherein Amoco agreed to sell and Buyer agreed to purchase certain oil and gas properties and related interests (the "Purchase and Sale Agreement").

      WHEREAS, Amoco currently operates various Properties (as defined in the Purchase and Sale Agreement) and accounts for all of the Properties.

      WHEREAS, Buyer desires that Amoco continue to operate the Properties which it currently operates and account for all of the Properties for a limited period of time in accordance with the terms of this Agreement.

      NOW, THEREFORE, based upon the mutual covenants and considerations contained herein, the parties agree as follows:

1. SCOPE OF SERVICES: Effective as of the Closing (as defined in the Purchase and Sale Agreement), Amoco shall continue the physical operation of the Properties which it currently operates and account for all of the Properties in conformity with general practices in the oil and gas industry and in accordance with the various agreements. The services to be performed by Amoco under the terms of this Agreement shall be limited to the following:

      (a) Employ such personnel as may be reasonably necessary to perform the services provided under this Agreement;

      (b) Administer the books, records and accounts associated with the ownership and operation of the Properties;

      (c) Purchase supplies, materials, tools, facilities and equipment associated with the ownership and operation of the Properties; provided however, Amoco shall not, without the prior written consent of Buyer, purchase any of the above if such purchase would result in a change, obligation or liability in excess of One Hundred Thousand and No/100
      Dollars ($100,000) for any single item, except in cases reasonably believed by Amoco to constitute an emergency;

      (d) Contract for services associated with the ownership and operation of the Properties; provided however, Amoco shall not, without the prior written consent of Buyer, enter into a service contract which would result in a charge, obligation or liability in excess of One Hundred Thousand and No/100 Dollars ($100,000), except in cases reasonably believed by Amoco to constitute an emergency;

      (e)  Pay  all  lease  rentals,  shut-in  royalties,   minimum  royalties,
      payments in lieu of production, royalties, overriding royalties, production payments, net profit payments and similar burdens, and pay all operating costs, vendor invoices and contractor invoices which are required to be paid under the terms and provisions of the applicable agreements and which are associated with the ownership and operation of the Properties;

      (f) Pay all lease settlements and other liquidated monetary obligations which are associated with the ownership and operation of the Properties;

      (g) Provide marketing, gas control and other similar services necessary to sell the products produced from or associated with the Properties in a manner consistent with Amoco's past practices;

      (h) Execute routine contracts or documents necessary for carrying on business related to the Properties; provided however, Amoco shall not, without the prior written consent of Buyer, enter into any single contractual arrangement which would result in a charge, obligation or liability in excess of Fifty Thousand and No/100 Dollars ($50,000), except in cases reasonably believed by Amoco to constitute an emergency;

      (i)  Submit  reports  to  state,   federal  or  tribal  authorities,   as
      appropriate; and

      (j)  Provide   assistance,   as   reasonably   requested  by  Buyer,   in
      familiarizing Buyer's personnel (including contract personnel) with the operation of the Properties.

2. LIMITATION ON SERVICES; COOPERATION: Notwithstanding anything contained in Section 1 to the contrary, Amoco shall not have the obligation to provide services under the terms of this Agreement (including without limitation providing Buyer with records, information and data) which Amoco did not perform for its own account immediately prior to Closing. Amoco and Buyer agree to cooperate with each other in order to facilitate Buyer's reasonable workover, recompletion, drilling, deepening, sidetracking, treating and stimulating operations.

3. TERMINATION AND TURNOVER DATE: This Agreement shall commence on the date first referenced above and shall terminate when the services have been performed with respect to February, 1998 production.

4. REIMBURSEMENT: Buyer shall reimburse Amoco for any and all costs, expenses and COPAS overhead charges (billed by third parties) incurred by Seller and associated with operating the Properties during the term of this Agreement.

5. FEES: Buyer shall pay to Amoco a fee of Four Hundred Fifty Thousand and No/100 United States Dollars (US $450,000) commencing as of the Effective Time (as defined in the Purchase and Sale Agreement) and each calendar month thereafter to compensate Amoco for the service performed hereunder.

6. MONTHLY STATEMENT: Within thirty (30) days after each calendar month, Amoco shall submit to Buyer a statement substantially in the form attached hereto as Exhibit "1" ("Estimated Monthly Statement"). The Estimated Monthly Statement shall include the following information to the extent the information is attributable to Amoco's interest in the Properties immediately prior to Closing:

      (a)  Amoco's estimate of sales volumes and value;

      (b) All direct costs, expenses and COPAS overhead charges billed by third parties to Amoco, including without limitation settlement to leases and other liquidated monetary obligations;

      (c)  Estimated capital expenditures recorded by Amoco;

      (d)  Amoco's fee; and

      (e)  Net estimated cash available for transfer.

If the cash available for transfer shown on Exhibit "1" is positive, Amoco shall remit such amount to Buyer within thirty (30) days of delivery of the Estimated Monthly Statement. If the cash available for transfer shown on Exhibit "1" is negative, Buyer shall remit such amount to Amoco within thirty
(30) days of Buyer's receipt of the Estimated Monthly Statement.

7. FINAL TRANSITION SETTLEMENT: As soon as reasonably practicable, but in no event more than ninety (90) days after termination of this Agreement, Amoco shall prepare and deliver to Buyer a final transaction statement in a form similar to Exhibit "1" setting forth actual revenues, direct costs, expenses, COPAS charges, revenues returned to leases and capitalized expenditures for the Properties during the term of this Agreement ("Final Transition Statement"). Within forty-five (45) days after receipt of the Final Transition Settlement, Buyer shall deliver to Amoco a written report containing any changes that Buyer proposes be made to the Final Transition Settlement. If Buyer fails to timely deliver the written report to Amoco containing Buyer proposals to be made to the Final Transition Statement, the Final Transition Statement delivered by Amoco shall be deemed to be true and correct and the same shall be binding on and non-appealable by the parties. The parties shall undertake to agree with respect to the amounts due no later than thirty (30) days after Amoco's receipt of Buyer's report. If the parties fail to agree within such thirty (30) day period, the disputed items shall be resolved by submitting the same to a firm of independent nationally recognized accountants mutually acceptable to the parties (the "Accounting Referee"). The Accounting Referee shall resolve the dispute within thirty
(30) days after having the relevant materials submitted for review. The decision of the Accounting Referee shall be binding on the parties and non-appealable. The fees and expenses associated with the Accounting Referee shall be borne equally by Amoco and Buyer. The date upon which all amounts are agreed to by the parties, whether by decision of the Accounting Referee or otherwise, shall be herein called the "Final Settlement Date." Any amounts owed by either party to the other as a result of such adjustments shall be paid within five (5) days after the Final Settlement Date.

8. INDEMNIFICATION: Amoco, its officers, agents, employees and Affiliates (collectively "Amoco Group") shall not be liable for any claims, demands, suits, causes of action, losses, damages, liabilities and costs (including attorneys' fees and costs of litigation) ("Claims") arising out of or resulting from the services provided by the Amoco Group under the terms of this Agreement, except for matters caused by or resulting solely from a criminal act, fraudulent act, gross negligence or willful misconduct of the Amoco Group. Buyer shall release the Amoco Group from and shall fully protect, indemnify and defend the Amoco Group and hold each of them harmless from and against any and all Claims arising out of or resulting from the services provided by the Amoco Group under the terms of this Agreement, regardless of cause or of any negligent acts or omissions of any of the Amoco Group, other than matters caused by or resulting solely from a criminal act, fraudulent act, gross negligence or willful misconduct of the Amoco Group.

9. ASSIGNABILITY: The rights, duties and privileges under this Agreement shall not be assigned by the parties hereto without the prior written consent of the non-assigning party; provided however, Amoco shall be entitled to
engage  contract   personnel  to  perform  services   contemplated  under  this
Agreement.

10. GOVERNING LAW: This Agreement shall be governed by and construed under the laws of the State of Wyoming, excluding any conflict of law rules which may require the application of laws of another jurisdiction.

11.   NOTICES:  All  notices,   requests  and  other  communications  shall  be
provided in accordance with the terms of the Purchase and Sale Agreement.

12. OTHER AGREEMENTS: If there is a conflict between the terms of the Purchase and Sale Agreement and the terms of this Agreement, the terms of this Agreement shall control the rights and obligations of the parties, but only to the extent necessary to resolve the conflict. All capitalized terms not defined in this Agreement, shall have the meaning contained in the Purchase and Sale Agreement.

      IN WITNESS WHEREOF, the parties agree to the foregoing on the day and year first set forth above.

                               AMOCO PRODUCTION COMPANY


                               By:
                               Name:
                               Title: Attorney-in-Fact




                               [Insert Company Name]

                               By:
                               Name:
                               Title:




                                  EXHIBIT "1"

                            TO TRANSITION AGREEMENT

                          ESTIMATED MONTHLY STATEMENT
               FOR THE PERIOD (MONTHLY DURING TRANSITION PERIOD)
                                (In Thousands)


CASH FLOWS PROVIDED BY (UTILIZED IN)
OPERATING AND INVESTING ACTIVITIES:

Revenue                                                   $XXX

Less:
Direct costs, expenses and COPAS charges                   XXX

Revenues returned to leases                                XXX

Capital expenditures                                       XXX

Amoco's fee                                                XXX



CASH AVAILABLE FOR TRANSFER                               $XXX




                                  EXHIBIT "P"
                        To Purchase and Sale Agreement
                                by and between
                       Amoco Production Company, Seller
                                      and
                      Howell Petroleum Corporation, Buyer


                               LICENSE AGREEMENT

      THIS LICENSE AGREEMENT (this "Agreement") is dated the [Insert Day] day of [Insert Month], 1997, by and between AMOCO PRODUCTION COMPANY, a Delaware corporation, with an office at 501 WestLake Park Boulevard, Houston, Texas 77079 (hereinafter referred to as "Amoco") and [Insert Company Name] a [Insert State of Incorporation] corporation, with an office at [Insert
Address] (hereinafter referred to as "Licensee"), and is based on the following premises:

      WHEREAS, Amoco and Licensee entered into a Purchase and Sale Agreement dated the [Insert Day] day of [Insert Month], 1997 wherein Amoco agreed to sell and Licensee agreed to purchase Amoco's interest in the certain oil and gas properties and related interest ("Purchase and Sale Agreement");

      WHEREAS, Amoco has developed or acquired certain Automation Technology (as hereinafter defined) relating to field automation systems for producing oil and gas; and

      WHEREAS, Amoco and Licensee have reached agreement with respect to the terms of the above.

      NOW, THEREFORE, for valuable consideration and the mutual covenants and agreements herein contained, Amoco and Licensee agree as follows:

      1. Definitions. As used in this Agreement, the following terms shall have the respective meanings ascribed to them below:

      1.1  "Automation Technology" means:

           (a) all trade secrets and know-how (including, but not limited to, technical information, reports, data, operating information, processes, methods of control, software, written processes and reservoir descriptions, and engineering drawings) relating to the automation of oil and gas wells, including:

                (i) electronic flow measurement and well control;

                (ii) equipment useful for automating compressor stations and gas plants;

                (iii) Standard Automation Modular System software known as "SAMS"; and

                (iv) firmware known as "AMOCAMS" developed by Amoco for use in connection with Automation Technology equipment which is owned and controlled by Amoco or affiliates of Amoco and for which Amoco has the right to make the grants provided herein; and

           (b) patents and other intellectual property rights of Amoco to the extent and only to the extent that such patents and other intellectual property rights directly pertain to 1.1(a) above.

      1.2  "Proprietary   Automation   System"  means  field  well   automation
systems, equipment, and facilities embodying Automation Technology.

      2.   Grant of Rights Under Automation Technology.

           (a) Amoco hereby grants to Licensee, subject to all the terms and conditions of this Agreement, a nonexclusive, nontransferable, royalty-free right and license to use Automation Technology and a nonexclusive, nontransferable, royalty-free immunity from suit under the claims of any U.S. patents existing as of the date hereof, owned or controlled by Amoco or any affiliate of Amoco which may be infringed through the use of Automation Technology, to use such Automation Technology solely and expressly for the purpose of operating the wells referenced on Exhibit "A" of the Purchase and Sale Agreement.

           (b) Nothing contained in this Agreement shall be construed to grant Licensee any implied rights or licenses with respect to Automation Technology, and except as expressly set forth in this Agreement, Licensee agrees not to use, or allow the use of, Automation Technology for the benefit of any party other than Licensee or for any purpose other than as set forth in 2(a) above, without the prior written consent of Amoco.

      3. Third-Party Licenses. It is understood that certain third-party licenses are required before Licensee can utilize the Automation Technology licensed hereunder, as listed in Exhibit "A" to this Agreement. Amoco will use reasonable efforts in assisting Licensee in obtaining at a limited costs (but at Licensee's sole cost) third-party software license(s) needed to continue automation of the wells referenced on Exhibit "A" of the Purchase and Sale Agreement as currently existing. Licensee shall be solely responsible for all transfer fees and maintenance fees incurred which are associated with such third-party licenses.

      4. Format. Amoco will provide Licensee with one (1) copy of object code and source code useful for operating the Proprietary Automation System, and one (1) copy of any and all user instruction manuals or program documentation therefor.

      5. Modifications. Licensee acknowledges Amoco's proprietary rights and title to Automation Technology and the Proprietary Automation System and agrees to make available to Amoco promptly and at no charge for use in Amoco's normal business operations, all modifications and enhancements, if any, which Licensee or its contractors hereafter may make to Automation Technology or the Proprietary Automation System.

      6. Maintenance. Licensee agrees and acknowledges that Amoco shall not be required to perform any maintenance whatsoever of Automation Technology or the Proprietary Automation System, including without limitation, the performance of modifications and/or enhancements to the Proprietary Automation System.

      7. Warranties. Licensee acknowledges and agrees that Automation Technology is being provided by Amoco to Licensee "As-Is, Where-Is", and with all faults in its present condition and state of repair, without recourse. Amoco hereby disclaims any and all representations and/or warranties concerning the Automation Technology, express, statutory, implied or otherwise, including without limitation, condition, quality, compliance with applicable laws, absence of defects (latent or patent), safety, state of repair, merchantability, fitness for a particular purpose or ability of the Automation Technology or Proprietary Automation Systems to comply with, address or adapt to the year 2000 which is approaching, and Licensee expressly releases Amoco from the same.

      8. Release. Licensee agrees that Amoco shall not be responsible or liable for any loss, destruction of property, loss of profits or other damages whatsoever, including without limitation, any direct, indirect, incidental or consequential damages of any nature which may be caused by the Proprietary Automation System or by Licensee's use of Automation Technology, and Licensee hereby releases Amoco from all such responsibility and liability.

      9. Indemnity. Licensee shall release Amoco from and shall fully protect, indemnify and defend Amoco, its officers, agents, employees and affiliates (collectively "Amoco Group") and hold each of them harmless from and against any and all claims, demands, suits, causes of action, losses, damages, liabilities and costs (including attorneys' fees and costs of litigation) ("Claims") relating to, arising out of, or connected, directly or indirectly, with the use of Automation Technology under the terms of this Agreement, no matter when asserted, including without limitation, Claims relating to: (a) injury or death of any person or persons whomsoever, (b) damages to or loss of any property or resources, (c) common law causes of action such as negligence, gross negligence, strict liability, nuisance or trespass and/or (d) fault imposed by statute, rule, regulation or otherwise. The indemnity obligation and release provided herein shall apply regardless of cause or of any negligent acts or omissions (excluding gross negligence and willful misconduct) of any of the Amoco Group.

      10.  Confidentiality.

           (a) Licensee shall maintain in confidence and not disclose Automation Technology to any third parties, except contractors of Licensee performing maintenance or providing enhancements to the Proprietary Automation System for use as permitted under paragraph 2 hereinabove. Licensee shall be responsible for any disclosure or other breach of this provision by its contractors. Licensee agrees and acknowledges that Automation Technology is the confidential information of and is proprietary to Amoco. All applicable copyright, trade secret, patent and other intellectual property rights in Automation Technology and in the Proprietary Automation System are and shall remain in Amoco. To the extent that such materials are not already so marked, Licensee shall mark and maintain all documentation received from Amoco and relating to the Proprietary Automation System as follows:

           COPYRIGHT 1997 AMOCO CORPORATION
           CONFIDENTIAL AND PROPRIETARY
           ALL RIGHTS RESERVED

           (b) The parties acknowledge that the rights reserved to the parties under this Agreement are necessarily of a special, unique, and extraordinary nature and that the loss arising from breach or threatened breach thereof, cannot reasonably or adequately be compensated by money damages and will cause the parties to suffer irreparable harm and that a remedy at law for any breach thereof will be inadequate. Accordingly, the parties agree that each shall be entitled to injunctive or other extraordinary relief in case of any such breach or attempted or threatened breach of covenants set forth in this paragraph 10, prohibiting such breach or attempted or threatened breach and commanding compliance with such paragraph 10, merely by proving the existence of such breach or threatened or attempted breach, and without the necessity of proving irreparable harm or inadequacy of legal remedies. However, this provision shall in no way limit any other rights or remedies, including the recovery of damages, which the parties may have under the terms of this Agreement or at law or in equity.

      11. Amoco Name. Licensee shall make no oral or written statement or perform any act indicating that Amoco or any of Amoco's affiliates endorse or approve, or has endorsed or approved, any version of the Automation
Technology or Proprietary Automation System made or used by Licensee. Licensee shall not associate or in any way connect any name or trademark of Amoco or any of Amoco's affiliates with Licensee's work products without Amoco's prior written consent.

      12.  Export Control  Regulations.  Licensee agrees to abide by the export
control   regulations   of  the  United   States  with  respect  to  Automation
Technology and the Proprietary Automation System.

      13. Term. This Agreement shall commence on the Closing (as defined in the Purchase and Sale Agreement) and with respect to each well referenced on Exhibit "A" of the Purchase and Sale Agreement ("Well") shall have a term of one (1) year and as long thereafter as Licensee owns an interest in and operates such Well, unless sooner terminated as provided herein below:

           (a) This Agreement will terminate automatically as to any Well if and when Licensee no longer owns a working interest in such Well and operates such Well, and this Agreement will terminate automatically in whole if and when Licensee no longer owns an interest in and operates any of the Wells;

           (b)  This  Agreement  will  terminate   automatically   if  Licensee
      attempts to transfer all or any of its rights under this Agreement in whole or in part without the prior written consent of Amoco;

           (c) This Agreement may be terminated at Amoco's option if Licensee breaches any material provision of this Agreement and fails to remedy said breach within ten (10) days after receipt of written notice from Amoco thereof; and

           (d) This Agreement may be terminated by Licensee (except for Sections 7, 8, 9 and 10 which shall survive termination) at any time effective upon Amoco's receipt of all documentation and software relating to Automation Technology and the Proprietary Automation System and a certification from Licensee warranting that Licensee is no longer using and shall not in the future use the Automation Technology or Proprietary Automation System.

Termination  of  this   Agreement   shall  not  relieve  either  party  of  its
obligations hereunder which shall have arisen prior to termination. Upon termination of this Agreement, Licensee shall return to Amoco promptly the originals and all of Licensee's copies or reproductions of documentation and software relating to Automation Technology or the Proprietary Automation System.

      14. Audit Rights. Amoco shall have the right to perform audits or require Licensee to perform periodic self-audits to verify compliance with the terms and conditions of this Agreement, including those relating to the use of Automation Technology. Periodic audits shall extend to such records, documentation, and other information insofar as reasonably deemed appropriate by Amoco for its review in order to support an opinion with respect to compliance with the terms of this Agreement. A written report of the audit findings shall be submitted to Amoco. The frequency and scope of the audits shall be at the sole reasonable discretion and cost of Amoco.

      15.  Miscellaneous.

           (a) Successors and Assigns. This Agreement is personal in nature and is for the sole benefit of the parties. The rights and obligations shall not be assigned by Licensee, either in whole or in part, without the express written consent of Amoco, and any such assignment that is made without such consent shall be void and of no force and effect. The terms, covenants and conditions contained in this Agreement shall be binding upon and shall inure to the benefit of Amoco and Licensee and their respective successors and assigns.

           (b) Governing Law. This Agreement shall be governed by and construed under the laws of the State of Wyoming, excluding any conflict of law rules which may require the application of laws of another jurisdiction.

           (c) Notices. All notices, requests and other communications shall be provided in accordance with the terms of the Purchase and Sale Agreement.

           (d) Amendments and Severability. No amendments or other changes to this Agreement shall be effective or binding on either of the parties unless the same shall be in writing and signed by both Amoco and Licensee. The invalidity of any one or more provisions of this Agreement shall not affect the validity of this Agreement as a whole, and in case of any such invalidity, this Agreement shall be construed as if the invalid provision had not been included herein.

           (e) No Third Party Beneficiaries. Nothing contained in this Agreement shall entitle anyone other than Amoco or Licensee or their authorized successors and assigns to any claim, cause of action, remedy or right of any kind whatsoever.

           (f) Headings. The titles and headings set forth in this Agreement have been included solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement.

           (g) No Partnership Created. It is not the purpose or intention of this Agreement to create (and it shall not be construed as creating) a joint venture, partnership or any type of association, and the parties are not authorized to act as agent or principal for each other with respect to any matter related hereto.

           (h) Entire Agreement. This Agreement supersedes all prior and contemporaneous negotiations, understandings, letters of intent and agreements (whether oral or written) between the parties relating to the Proprietary Automation System and constitutes the entire understanding and agreement between the parties with respect to the license of the Proprietary Automation System.

      The parties have executed this Agreement on the day and year first set forth above.


                               AMOCO PRODUCTION COMPANY

                               By:

                               Name:

                               Title: Attorney-in-Fact



                               [Insert Company Name]

                               By:

                               Name:

                               Title:



                                  EXHIBIT "A"
                             To License Agreement
                       between Amoco Production Company
                           and [Insert Company Name]

Third-Party Products necessary for use of Amoco SAMS Software:

====================================================================
PRODUCT                            VENDOR
====================================================================

SunSoft Interactive UNIX           SunSoft, Inc.
Graphical Solution Multi-User      6601 Central Drive West, Suite
                                   700
                                   Los Angeles, CA  90099-5865

SunSoft Interactive                SunSoft, Inc.
Software Development System        6601 Central Drive West, Suite
                                   700
                                   Los Angeles, CA  90099-5865
Unify Accel                        Unify Corporation
l IDS                              15770 North Dallas Pkwy., Suite
Development Version                600
                                   Dallas, TX  75248
                                   Attn: Richard Templin

Vermont Views for UNIX             Vermont Creative Software
Non-Commented Source               Pinnacle Meadows
                                   Richmond, VT  05476
                                   Attn: Peter Drake


Third-Party Products Necessary for use of Amoco RTU Software:

======================================================================
PRODUCT                            VENDOR
======================================================================
C-Exec for 8086/88                 JMI Software Consultants
Runtime Version                    904 Sheble Lane
                                   Spring House, PA 19477





                                  EXHIBIT "Q"
                        To Purchase and Sale Agreement
                                by and between
                       Amoco Production Company, Seller
                                      and
                      Howell Petroleum Corporation, Buyer


                          SUBLEASE NOVATION AGREEMENT

      THIS SUBLEASE NOVATION AGREEMENT (this "Agreement") is dated this [Insert Day] day of [Insert Month], 1997, by and between AMOCO EQUIPMENT LEASING COMPANY, a Delaware corporation, with an office at 200 East Randolph Drive, Chicago, Illinois 60601 (hereinafter referred to as "Lessor"), AMOCO PRODUCTION COMPANY, a Delaware corporation, with an office at 501 WestLake Park Boulevard, Houston, Texas 77079 (hereinafter referred to as "Lessee") and [Insert Company Name], a [Insert State of Incorporation] corporation, with an office at [Insert Address] (hereinafter referred to as "Sublessee"), and is based on the following premises:

      Whereas, Lessor and Lessee entered into an Equipment Sublease dated the 19th day of December, 1991 ("Prior Sublease"), covering a compression facility leased from CLC Leasing Company A for use at the Beaver Creek Gas Processing Plant ("Compression Facility"). A copy of the Prior Sublease is attached hereto as Exhibit "1" and incorporated herein by reference;

      Whereas, Lessee transferred to Sublessee all of Lessee's right, title and interests in and to the facilities of which the Compression Facility is a part; and

      Whereas,   Sublessee  desires  to  assume  all  of  Lessee's  rights  and obligations under the terms of the Prior Sublease.

      NOW, THEREFORE, in consideration of the rentals to be paid and other good and valuable consideration, the parties agree as follows:

      1. Lessor hereby authorized Lessee to assign the Prior Sublease to Sublessee upon the terms and conditions set forth herein.

      2. As of the date first referenced above, Sublessee agree to assume any and all rights and obligations under the terms of the Prior Sublease, and Lessee shall have no continuing obligation with respect to the same. Sublessee shall release Lessee from and shall fully protect, indemnify and defend Lessee, its officers agents, employees and affilitates ("Lessee Group") and hold them harmless from and against any and all claims, demands, suits, causes of action, losses, damages, liabilities and costs (including attorneys' fees and costs of litigation) ("Claims), relating to, arising out of, or connected, directly or indirectly, with the Prior Sublease pertaining to the period of time at and after the date first referenced above, no matter when asserted, including without limitation, Claims relating to: (a) injury or death of any person or persons whomsoever, (b) damages to or loss of any property or resources, (c) common law causes of action such as negligence, gross negligence, strict liability, nuisance or trespass, and/or (d) fault imposed by statute, rule, regulation or otherwise. The indemnity obligation and release provided herein shall apply regardless of cause or of any negligent acts or omissions (excluding gross negligence and willful misconduct) of Lessee Group.

      IN WITNESS WHEREOF, the parties agree to the foregoing on the day and year first set forth above.

LESSOR:                   AMOCO EQUIPMENT LEASING COMPANY



                          By: ______________________
                               Name:  D. B. Pinkert
                               Title:  Vice President


LESSEE:                   AMOCO PRODUCTION COMPANY


                          By: ______________________
                               Name:  Lon O. Buehner
                               Title: Attorney-in-Fact

SUBLESSEE:           [INSERT COMPANY NAME]



                          By: _______________________
                               Name:  [INSERT NAME]

                               Title:  [INSERT TITLE]





                                   EXHIBIT 1





                           PRIOR SUBLEASE AGREEMENT


                               THIRTY-ONE PAGES





                                  EXHIBIT "R"
                        To Purchase and Sale Agreement
                                by and between
                       Amoco Production Company, Seller
                                      and
                      Howell Petroleum Corporation, Buyer


                              GUARANTEE AGREEMENT

      This GUARANTEE AGREEMENT ("Guarantee") is made and given the ______ day of _________, 1997, by ________________, a _______ corporation, with an office in Houston, Texas ("Guarantor") in favor of AMOCO PRODUCTION COMPANY, a Delaware corporation, with an office in Houston, Texas ("Amoco").

      WHEREAS, on the ___ day of November, 1997, Amoco, as seller, and ______________ ("Buyer"), as buyer, entered into a Purchase and Sale Agreement (the "Agreement") wherein Amoco agreed to sell and Buyer agreed to purchase certain properties as further defined in the Agreement.

      WHEREAS, a condition to Closing contained in the Agreement is that Guarantor provide a guaranty of the prompt, faithful and full performance of the Agreement.

      WHEREAS, Guarantor acknowledges the benefits to it of the Agreement and desires to provide said guaranty.

      NOW THEREFORE, based on the mutual covenants and agreements contained herein, Amoco and Guarantor agree as follows:

      1. Guarantor hereby unconditionally guarantees to Amoco the prompt, faithful and full performance of all of the obligations of Buyer under the Agreement. Any amounts due under this Guarantee will accrue simple interest from the date due under the Agreement at a rate equal to the published prime rate lending rate of Chase Manhattan Bank, New York, New York, but not to exceed the maximum rate permitted by law. Guarantor further promises to pay all reasonable attorneys' fees and other damages, costs and expenses incurred by Amoco as a result of Buyer's failure to fully and faithfully perform its obligations under the Agreement in connection with the Agreement covered by this Guarantee, or Guarantor's failure to fulfill its obligations under the Guarantee. In addition, Guarantor agrees to reimburse Amoco for all sums paid to Amoco by Buyer, which sums Amoco is subsequently required to return or repay by reason of Buyer's bankruptcy, insolvency or a requirement of any legislative enactment, proclamation or judicial proceeding providing for the postponement of the payment of debts or affecting the exercise of creditors' rights.

      2.   This Guarantee shall be a continuing  guaranty of payment and not of
collection.   It  shall   remain  in  full  force  and  effect   pending   full
performance of the Agreement and the undertakings stated in this Guarantee.

      3. Amoco hereby agrees to use reasonable efforts to inform Guarantor in writing of any dishonor or default by Buyer at least five (5) days prior to making demand on Guarantor for payment under this Guarantee; provided however, Amoco shall not be required to so inform Guarantor as a prerequisite to making demand on Guarantor for payment under this Guarantee, or enforcing any other of Amoco's rights and Guarantor's obligations under this Guarantee.

      4. Guarantor shall pay or repay Amoco, free of any deductions or withholdings, all monies due to Amoco pursuant to this Guaranty within ten
(10) days after receiving written demand for payment from Amoco. Guarantor shall make payment of such amount in U.S. dollars by wire transfer in immediately available funds to the account or accounts designated by Amoco in its notice.

      5. Guarantor hereby waives the giving of any notice, including but not limited to, the following:

      (a) Notice that Buyer has entered into, and incurred liabilities and obligations in connection with the Agreement and related agreements with Amoco;
      (b) Notice of the modification or amendment of the Agreement or related agreements between Buyer and Amoco;
      (c) Notice of any extension of time or other modification of the terms for payment of any sums due and payable by Buyer to Amoco in connection with the Agreement;
      (d)  Notice  of  presentment,  demand  for  payment,  default,  dishonor, protest or notice of protest with respect to this Guarantee; and
      (e)  Notice of any  defaults  by or disputes  with Buyer with  respect to payment or performance in connection with the Agreement.

      6. Guarantor acknowledges that the modification of the Agreement and related agreements between Buyer and Amoco shall not discharge or otherwise affect the liability of the Guarantor with respect thereto under this
Guarantee. Guarantor further agrees that its obligations under this Guarantee shall be unconditional, irrespective of any circumstance other than payment or satisfaction which might otherwise constitute a legal or equitable discharge of a surety or guarantor.

      7. Guarantor's obligations under this Guarantee are independent of all obligations of Buyer to Amoco. Amoco shall not be required to proceed first against Buyer or any other person, firm or corporation before resorting to Guarantor for payment under this Guarantee.

      8. Demands on Guarantor for payment under this Guarantee shall be in writing and delivered by mail or telecommunication to the following address:

           Buyer
           __________________________
           __________________________
           __________________________

All demands for payment shall be effective when received by Guarantor. Guarantor may change the address to which demands for payment are to be sent upon written notice to Amoco.

      9. Notices to Amoco under this Guarantee shall be in writing and delivered by mail or telecommunication to the following address:

           Amoco Production Company
           P. O. Box 3092
           Houston, Texas  77253-3092
           Attention:  General Manager, Acquisition and Divestments
           Fax:  (713) 366-7544

All notices given to Amoco shall be effective when received by the persons designated herein or substitute persons designated by Amoco. Amoco may change the persons and addresses to which notices are to be sent upon written notice to Guarantor.

      10. This Guarantee and each of its provisions may be waived, modified, varied, released, terminated or surrendered, in whole or in part, only by a duly authorized written instrument signed by Amoco and Guarantor. No waiver by Amoco of performance by Guarantor under any of the provisions of this Guarantee shall be construed as a waiver of any subsequent performance by Guarantor under the same or any other provisions of this Guarantee.

      11. This Guarantee is personal in nature and shall not be assignable by the parties hereto.

      12. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WYOMING AS TO INTERPRETATION AND PERFORMANCE, WITHOUT REFERENCE TO CONFLICTS OF LAW PRINCIPLES.

      13. Unless stated otherwise, the capitalized terms contained in this Guarantee shall have the meanings set forth in the Agreement.

      14. Guarantor represents and warrants that, at the time of the execution and delivery of this Guarantee, no event exists which is reasonably expected to materially impair in any way the obligations and liabilities of Guarantor to Amoco under this Guarantee. Guarantor further represents and warrants that the person signing this Guarantee on its behalf has been properly authorized by corporate action to do so.

      15. This writing is the complete and exclusive statement of the terms of this Guarantee and supersedes all prior oral or written representations, understandings, and agreements between Amoco and Guarantor. Amoco and Guarantor agree that there are no conditions to the full effectiveness of this Guarantee.


      IN WITNESS WHEREOF, the parties have duly executed this Guarantee as of the date set forth above.




                                  AMOCO PRODUCTION COMPANY



                                  By:
                                  Name:  _______________________
                                  Title: Attorney-in-Fact

                                  BUYER


                                  By:__________________________
                                  Name: _______________________
                                  Title:_________________________



STATE OF TEXAS    Section

COUNTY OF HARRIS  Section

      The foregoing instrument was acknowledged before me this ____ day of ________, 1997, by ____________________ as _______________________for and on
behalf of ______________, a Delaware corporation.


My Commission Expires:
_________________________________


                                  Signature


                                  _________________________________
                                  Name (Printed, Typed or Stamped)
                                  Notary Public in and for the
                                  State of   T E X A S


STATE OF TEXAS      Section

COUNTY OF HARRIS    Section

      The foregoing instrument was acknowledged before me this _____day of ________, 1997, by ______________________ as Attorney-in-Fact for and on
behalf of AMOCO PRODUCTION COMPANY, a Delaware corporation.


My Commission Expires:
________________________________


                                  Signature


                                  _________________________________
                                  Name (Printed, Typed or Stamped)
                                  Notary Public in and for the
                                  State of   T E X A S